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                          GMAC COMMERCIAL FINANCE LLC,
                            AS AGENT FOR THE LENDERS

                           TBS INTERNATIONAL LIMITED,
                                  AS GUARANTOR

                             HENLEY MARITIME CORP.,
                             VERNON MARITIME CORP.,
                                       AND
                              ARDEN MARITIME CORP.,
                                  AS BORROWERS

                                       and

                  THE LENDERS FROM TIME TO TIME A PARTY HERETO

                                   ----------

                                CREDIT AGREEMENT

                            Dated as of June 1, 2004

                                   ----------

                           THACHER PROFFITT & WOOD LLP

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   Section 4.05    Financial Statement; Financial Condition; Undisclosed

   Section 4.13    Investment Company Act; Public Utility Holding Company

                                        i

                                   (continued)

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                                       ii

                                   (continued)

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                                      iii

                                   (continued)

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                                       iv

EXHIBITS
EXHIBIT A   Form of Initial Loan Note
EXHIBIT B   Form of Additional Loan Note
EXHIBIT C   Form of Drawdown Request
EXHIBIT D   Form of Monthly Compliance Report
EXHIBIT E   Registered Ship Mortgage
EXHIBIT F   Pledge Agreement
EXHIBIT G   Reserved
EXHIBIT H   Form of Assignment and Acceptance

SCHEDULES
SCHEDULE I       Initial Loan Commitment and Additional Loan Commitment
SCHEDULE 4.06    Litigation
SCHEDULE 4.10    ERISA
SCHEDULE 4.11    Ownership/Equity Interests
SCHEDULE 4.14    Environmental Matters
SCHEDULE 4.18    Indebtedness
SCHEDULE 4.20    Vessel Information/Noncompliance with Maritime Rules and
                    Regulations
SCHEDULE 4.22    Conditions or Recommendations Affecting Class
SCHEDULE 4.25    Principal Place of Business and Chief Executive Office
SCHEDULE 11.01   Contact Information for Notices

                                        v

     CREDIT AGREEMENT (as amended, supplemented and otherwise modified from time to time, this "Agreement") dated as of June 1, 2004, among Henley Maritime
Corp., a company existing under the laws of the Marshall Islands (together with its successors and assigns, "Henley"), Vernon Maritime Corp., a company existing under the laws of the Marshall Islands (together with its successors and assigns, "Vernon"), Arden Maritime Corp., a company existing under the laws of the Marshall Islands (together with its successors and assigns, "Arden" and together with Henley and Vernon, each a "Borrower" and together the
"Borrowers"), TBS International Limited, a company existing under the laws of
Bermuda, as Guarantor (together with its successors and assigns, the
"Guarantor"), GMAC Commercial Finance LLC ("GMAC CF") and each other financial institution which may hereafter execute and deliver an Assignment and Acceptance with respect to this Agreement pursuant to Section 10.11 (any one individually, a "Lender", and collectively, the "Lenders"), and GMAC CF, as administrative agent on behalf of the Lenders (when acting in its capacity as administrative agent under this Agreement or under any other Transaction Document, herein referred to, together with any successor administrative agent, as the "Agent").

                              PRELIMINARY STATEMENT

     Pursuant to its respective Existing Charter, Arden and Vernon have duly exercised its purchase option in respect of the Vessel subject thereto and
Henley has acquired all right, title and interest in and to the Tuckahoe. The
Borrowers desire to, jointly and severally, obtain the Loans from the Lenders in an aggregate amount up to the Aggregate Loan Commitment. In order to induce the
Lenders to make the Loans to the Borrowers, the Guarantor has agreed to guarantee the Obligations of the joint and several obligations of the Borrowers hereunder. The Borrowers and the Guarantor have agreed to grant to the Agent on its behalf and on the behalf of the Lenders a first priority, perfected security interest in the Collateral to secure such Obligations. The Lenders are willing to make the Loans in an amount up to the Aggregate Loan Commitment pursuant to this Agreement and upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties set forth herein.

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for good and valuable consideration, the receipts and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01 Definitions. Capitalized terms used herein, but not otherwise defined herein shall have the meanings assigned to such terms in Appendix A hereto. All terms defined in this Agreement shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     SECTION 1.02 Interpretation.

          (a) Words importing the singular number only shall include the plural and vice versa, and the use of any gender herein shall be deemed to include any other gender.

                                        6

          (b) Words importing persons shall include companies, firms, corporations, partnerships, unincorporated associations and their respective successors and assigns.

          (c) References herein to "Articles", "Sections", "Subsections",
     "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement.

          (d) A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions.

          (e) The term "including" or "include" shall mean without limitation by reason of enumeration.

     SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP. With respect to the calculations of the ratios set forth in this Agreement, the components of such calculations are to be determined in accordance with GAAP consistently applied.
With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the fiscal quarter for which financial statements were required hereunder to have been delivered. All references to the Guarantor's financial statements shall mean the consolidated financial statements of the Guarantor and its consolidated subsidiaries. All references to a Borrower's financial statements shall mean the consolidated financial statements of such Borrower and its consolidated subsidiaries.

     SECTION 1.04 Computation of Time Periods. Unless otherwise stated in this
Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words
"to" and "until" each means "to but excluding."

                                   ARTICLE II
                       INITIAL LOANS AND ADDITIONAL LOANS

     SECTION 2.01 Initial Loans.

          (a) Upon satisfaction of the conditions precedent set forth in Article
     V and subject to and upon the terms and conditions of this Agreement, the
     Lenders shall make the Initial Loans available to the Borrowers, on a joint and several basis, for general corporate purposes of the Borrowers and their Affiliates.

          (b) Each Lender, relying upon each of the representations and warranties of the Credit Parties and the guaranty of the Guarantor, hereby severally and not jointly agrees with each Borrower that, upon satisfaction of the conditions precedent set forth in Article V and subject to and upon the terms and conditions of this Agreement, it will, on the initial
     Drawdown Date, make the Initial Loans available to the Borrowers in an aggregate amount not to exceed its Loan Commitment ratably with the other
     Lenders

                                        7

     according to their respective Loan Commitments; provided that, the Initial
     Loans shall be allocated such that Five Million Five Hundred Thousand
     Dollars ($5,500,000) shall be advanced in respect of the Mohegan Princess,
     Five Million Five Hundred Thousand Dollars ($5,500,000) shall be advanced in respect of the Tayrona Princess and Four Million Dollars ($4,000,000)
     shall be advanced in respect of the Tuckahoe; provided, however, that the
     Initial Loans made available by the Lenders to the Borrowers shall not exceed, in the case of the Tayrona Princess and the Mohegan Princess,
     68.75% of the Vessel Cost thereof and, in the case of the Tuckahoe, 64.00%
     of the Vessel Cost thereof. The maximum aggregate amount of all Loans which may be outstanding at any time under this Agreement is the Aggregate Loan
     Commitment, as may be reduced pursuant to Sections 2.06 and 2.07.

          (c) Reserved.

          (d) The Borrowers shall, at least two (2) Business Days prior to the initial Drawdown Date, deliver a Drawdown Request to the Agent in writing addressed to the Agent. Such Drawdown Request shall be effective on receipt by the Agent and shall be irrevocable. The Initial Loans shall be LIBOR
     Loans.

          (e) Such Drawdown Request shall be deemed to constitute a
     representation and warranty by each Borrower (i) that the representations and warranties stated in this Agreement and the other Transaction Documents are true, correct and complete on and as of the date of such Drawdown
     Request and will be true and correct on and as of the relevant Drawdown
     Date as if made on such date (unless, in each case, such representation and warranty is expressly limited to an earlier date), (ii) that after giving effect to the borrowing made pursuant to such Drawdown Request, the aggregate principal amount of all outstanding Loans will not exceed the
     Aggregate Loan Commitment, (iii) that no Default or Event of Default has occurred and is continuing, (iv) the Credit Parties have performed all agreements contained in the Transaction Documents required to be performed on or prior to the date thereof, and (v) no proceeding is pending which would prohibit consummation of the transactions, contemplated by the
     Transaction Documents. The Initial Loans made by the Lenders to the
     Borrowers shall be evidenced by one or more promissory notes in the form of
     Exhibit A attached hereto (each, as the same from time to time may be amended, restated, supplemented, renewed or otherwise modified, an "Initial
     Loan Note"), duly executed by each Borrower, dated as of the applicable
     Drawdown Date. Each Lender (or the Agent if only one Initial Loan Note shall be issued to the Agent for the benefit of the Lenders) shall, and is hereby authorized by each Borrower to, record on the schedule attached to its Initial Loan Note (or on a continuation of such schedule attached to such Initial Loan Note) and make a part thereof and/or such Lender's books and records, an appropriate notation evidencing the date and amount of each such Lender's Proportionate Share of such Initial Loan, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Initial Loan. The Agent shall make notations in its books and records regarding the date and the amount of each repayment or prepayment of principal and payment of interest made by the Borrowers of the Initial
     Loans. The Agent is irrevocably authorized by Borrower to endorse each
     Initial Loan Note and the Agent's record shall be conclusive absent manifest error; provided, however, that the failure of the

                                        8

     Agent to make, or an error in making, any such recordation or notation with respect to any Initial Loans shall not limit or otherwise affect the
     Obligations of the Borrowers hereunder or under the Transaction Documents.

          (f) If one or more Lenders defaults in its obligation to pay to the
     Borrowers its Proportionate Share of the Initial Loan (the aggregate amount of such defaulted obligations being herein called the "Initial Unfunded
     Amount"), then upon notice from the Agent, each Non-Defaulting Lender shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Lender's Proportionate Share
     (based upon the relative Commitments of the Non-Defaulting Lenders) of the
     Initial Unfunded Amount and (y) the unused portion of such Non-Defaulting
     Lender's Commitment (after taking into account such Non-Defaulting Lender's
     Outstanding Loan Amount thereunder). The Agent shall then remit such funds to the Borrowers on behalf of each such Non-Defaulting Lender. A Defaulting
     Lender shall forthwith upon demand pay to the Agent for the account of each such Non-Defaulting Lender the amount paid by such Non-Defaulting Lender on behalf of such Defaulting Lender, together with interest thereon, for each day from the date such payment was made until the date such Non-Defaulting
     Lender has been paid such amounts in full, at a rate per annum equal to the
     Federal Funds Effective Rate plus 2.00%.

     SECTION 2.02 Additional Loans.

          (a) The Lenders may, in their sole discretion and on terms and conditions acceptable to the Lenders, make Additional Loans available to the Borrowers for the purpose of refinancing Indebtedness in respect of or acquiring, directly or through one or more Wholly-Owned Subsidiaries of the
     Guarantor, additional Vessels. Following receipt of a Drawdown Request, the
     Lenders will determine whether they will agree to make Additional Loans available to the Borrowers. If the Lenders decline to make the proposed
     Additional Loans, such Drawdown Request shall be deemed to be cancelled automatically. In the event that the Lenders elect to make available
     Additional Loans, then such Borrower, the Guarantor, the Agent and the
     Lenders shall set forth in a schedule, which together with the related
     Drawdown Request shall be deemed a part of this Agreement, the amortization of such Additional Loans, any Make-Whole Amount payable in connection with any optional prepayment thereof and such other terms and conditions as may be agreed upon by the Lenders, the Agent and such Borrower.

          (b) Each of the Lenders, relying upon each of the representations and warranties of the Credit Parties and the guaranty of the Guarantor, hereby severally and not jointly agrees with each Borrower that, upon its agreement to make Additional Loans available, satisfaction of the applicable conditions precedent set forth in Article V and subject to and upon the terms and conditions of this Agreement and such other terms and conditions acceptable to the Lenders, it will, on each Drawdown Date, make
     Additional Loans available to the applicable Borrower in an aggregate amount not to exceed its Loan Commitment ratably with the other Lenders according to their respective Loan Commitments. The maximum aggregate amount of all Loans which may be outstanding at any time under this
     Agreement is the Aggregate Loan Commitment, as may be reduced

                                        9

     pursuant to Sections 2.06 and 2.07. Each Loan shall be drawn in a Minimum
     Borrowing Amount.

          (c) The Borrowers shall, (i) in the case of a LIBOR Loan, at least five (5) Business Days prior to a Drawdown Date and (ii) in the case of a
     Base Rate Loan, at least two (2) Business Days prior to a Drawdown Date, deliver a Drawdown Request to the Agent in writing addressed to the Agent.
     Each Drawdown Request shall be effective on receipt by the Agent and shall be irrevocable.

          (d) Each Drawdown Request shall be deemed to constitute a
     representation and warranty by the Borrowers (i) that the representations and warranties of the Borrowers set forth herein are true, correct and complete on and as of the date of such Drawdown Request and will be true and correct on and as of the relevant Drawdown Date as if made on such date
     (unless, in each case, such representation and warranty is expressly limited to an earlier date), (ii) that after giving effect to the borrowing made pursuant to such Drawdown Request, the sum of the outstanding Loans will not exceed the Aggregate Loan Commitment, (iii) that no Default or
     Event of Default has occurred and is continuing (iv) the Credit Parties have performed all agreements contained in the Transaction Documents required to be performed on or prior to the date thereof, and (v) no proceeding is pending which would prohibit consummation of the transactions, contemplated by the Transaction Documents. The Additional
     Loans made by the Lenders to the Borrowers shall be evidenced by one or more promissory notes in the form of Exhibit B attached hereto (each, as the same from time to time may be amended, restated, supplemented, renewed or otherwise modified, an "Additional Loan Note"), duly executed by each
     Borrower, dated as of the applicable Drawdown Date. Each Lender (or the
     Agent if only one Additional Loan Note shall be issued to the Agent for the benefit of the Lenders) shall, and is hereby authorized by each Borrower to, record on the schedule attached to its Additional Loan Note (or on a continuation of such schedule attached to such Additional Loan Note) and make a part thereof, an appropriate notation evidencing the date and amount of each such Lender's Proportionate Share of such Additional Loans, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Additional Loans. The Agent shall make notations in its books and records regarding the date and the amount of each repayment or prepayment of principal and payment of interest made by the Borrowers of an Additional Loan. The Agent is irrevocably authorized by Borrower to endorse each Additional Loan Note and the Agent's record shall be conclusive absent manifest error; provided, however, that the failure of the Agent to make, or an error in making, any such recordation or notation with respect to any Additional Loan shall not limit or otherwise affect the
     Obligations of the Borrowers hereunder or under the Transaction Documents.

          (e) If one or more Lenders defaults in its obligation to pay to the applicable Borrower its Proportionate Share of any Additional Loan (the
     aggregate amount of such defaulted obligations being herein called the
     "Additional Unfunded Amount"), then upon notice from the Agent, each
     Non-Defaulting Lender shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting
     Lender's Proportionate Share (based upon the relative Commitments of the
     Non-Defaulting Lenders) of the Initial Unfunded Amount and (y) the unused portion of such

                                       10

     Non-Defaulting Lender's Commitment (after taking into account such
     Non-Defaulting Lender's Outstanding Loan Amount thereunder). The Agent shall then remit such funds to the applicable Borrower on behalf of each such Non-Defaulting Lender. A Defaulting Lender shall forthwith upon demand pay to the Agent for the account of each such Non-Defaulting Lender the amount paid by such Non-Defaulting Lender on behalf of such Defaulting
     Lender, together with interest thereon, for each day from the date such payment was made until the date such Non-Defaulting Lender has been paid such amounts in full, at a rate per annum equal to the Federal Funds
     Effective Rate plus 2.00%.

     SECTION 2.03 Interest on the Loans.

          (a) Each Loan shall bear interest on the outstanding principal amount thereof and interest on each (i) LIBOR Loan shall be payable on each
     Payment Date at a rate per annum equal to the Floating Interest Rate for the related Interest Period from the date when made and continued until paid in full and (ii) Base Rate Loan shall be payable on each Payment Date at a rate per annum equal to the daily average Fixed Interest Rate for the period from the date when made and continued until paid in full. The Agent shall determine the interest payable on the outstanding principal balance of the Loans and shall advise the Borrowers thereof three (3) Business Day prior to each Payment Date. Subject to the terms of this Agreement relating to prepayments of Loans and the acceleration of maturities such interest shall be due on each Payment Date and on the Maturity Date.

          (b) The duration of each Interest Period for each LIBOR Loan shall be one month.

          (c) Each overdue Loan, together with all unpaid interest, fees and other amounts payable hereunder, will bear interest at the lesser of (x)
     the Overdue Rate and (y) the maximum rate permitted be applicable on any part of the principal amount and interest and other amounts due thereunder not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which such Loan or other amounts are overdue.

     SECTION 2.04 Maximum Interest Rate. In no event shall the interest charged with respect to a Loan exceed the maximum amount permitted by applicable law. If at any time the Interest Rate exceeds the maximum rate permitted by applicable law, then the rate of interest to accrue pursuant to this Agreement and such
Loan shall be limited to the maximum rate permitted by applicable law, but any subsequent reductions in LIBOR shall not reduce the interest to accrue on such
Loan below the maximum amount permitted by applicable law until the total amount of interest accrued on such Loan equals the amount of interest that would have accrued if a varying rate per annum equal to the Interest Rate had at all times been in effect. If the total amount of interest paid or accrued on a Loan under the foregoing provisions is less than the total amount of interest that would have accrued if the Interest Rate had at all times been in effect, then the applicable Borrower agrees to pay to the Lenders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by applicable law had at all times been in effect or (ii) the amount of interest that

                                       11

would have accrued if the Interest Rate had at all times been in effect, and (b)
the amount of interest accrued in accordance with the other provisions of this
Agreement.

     SECTION 2.05 Repayment. The Loans shall amortize as provided herein and shall pay principal thereof on each Payment Date. Each Borrower shall repay all outstanding Loans (subject to such reduction and prepayments as hereinafter set forth) on the Maturity Date.

     SECTION 2.06 Mandatory Permanent Reduction of Commitments.

          (a) The aggregate Initial Loan Commitment shall be permanently reduced on each Initial Loan Reduction Date as follows:

--------------------------------------------------------------------------------
                                                  INITIAL LOAN COMMITMENT
INITIAL LOAN REDUCTION DATE                           REDUCTION AMOUNT
--------------------------------------------------------------------------------
Each Payment Date after the Closing Date   Three Hundred Twelve Thousand Five
until June 30, 2006                        Hundred Dollars ($312,500)
--------------------------------------------------------------------------------
Each Payment Date after June 30, 2006      Two Hundred Eight Thousand Three
until the Maturity Date                    Hundred Thirty Three and 33/100
                                           Dollars ($208,333.33)
--------------------------------------------------------------------------------
Maturity Date                              Outstanding Principal Balance of all
                                           Initial Loans
--------------------------------------------------------------------------------

          (b) Each Additional Loan Commitment shall be permanently reduced on each Additional Loan Reduction Date in accordance with the schedule delivered pursuant to Section 2.02(a).

          (c) If, on any Payment Date, the outstanding principal amount of the
     Loans as of such date exceeds the Aggregate Loan Commitment (as scheduled to be reduced on such Payment Date), then the Borrowers shall, on such
     Payment Date, make a mandatory repayment of the Loans in the amount (the
     "Reduction Amount") of such excess.

     SECTION 2.07 Optional Prepayment of Loans.

          (a) As long as no Default or Event of Default has occurred and is continuing, each Borrower shall have the right, upon sixty (60) days prior written notice to the Agent and the Lenders, to prepay on any Payment Date the aggregate outstanding principal balance of all Loans together with the
     Make-Whole Amount therefor. With the prior written consent of the Agent and as long as no Default or Event of Default has occurred and is continuing, each Borrower shall have the right to prepay on any Payment Date the outstanding principal balance of any part of a Loan together with the
     Make-Whole Amount therefor.

          (b) Any prepayment of the Loans pursuant to this Section 2.07 shall be subject to the condition that, on the date of prepayment, all accrued interest to the date of such prepayment shall be paid in full, together with any and all other amounts then due and payable to the Lenders and the
     Agent.

                                       12

     SECTION 2.08 Application of Payments. Unless otherwise expressly provided herein, each payment made on a Loan will be applied, first to the payment of all fees and expenses due to the Agent and the Lenders under this Agreement, second, to the payment of interest on overdue interest at the Overdue Rate on such Loan to the date of such payment, third, to the payment of interest on any overdue
Reduction Amount or other principal amount not paid when due, at the Overdue
Rate on such Loan to the date of such payment, fourth, to the payment of accrued interest on such Loan to the date of such payment, fifth, to the payment of any overdue Reduction Amount past due on such Loan and sixth, to the payment of the
Reduction Amount of such Loan then due.

     SECTION 2.09 Manner of Payments.

          (a) All payments made pursuant to the Credit Agreement shall be made without set-off or counterclaim and shall be made in immediately available funds by the Borrowers to the Agent for the account of the Lenders in accordance with their Proportionate Share. All such payments shall be made to the Agent, prior to 11:00 a.m., New York City time, on the date due to the Agent's account at Bank One, Detroit, Michigan, ABA#: 072000326,
     Account of GMAC Commercial Finance LLC, Account # 363-301-424, Reference:
     TBS, or at such other place as may be designated by the Agent to the
     Borrowers in writing. Any payments received after 11:00 a.m., New York City time, shall be deemed received on the next Business Day. The Agent shall promptly remit to each Lender, in the same type of funds as payment was received, each Lender's Proportionate Share according to its respective interest of all such payments received by the Agent for the account of such
     Lender. Subject to the definition of "Payment Date", whenever any payment to be made hereunder shall be stated to be due on a date other than a
     Business Day, such payment may be made on the next succeeding Business Day with the same effect as if made on the due date but interest shall continue to accrue until the date of payment.

          (b) If any Lender or other holder of a Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, set-off, banker's lien, counterclaim or otherwise) on account of principal of or interest on any Note in excess of its Proportionate Share of payments and other recoveries obtained by all Lenders or other holders, such Lender or other holder shall purchase from the other Lenders or holders such participation in the Notes held by them as shall be necessary to cause such purchasing Lender or other holder to share the excess payment or other recovery with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Each respective Borrower agrees that the Lender so purchasing a participation from the other Lenders under this Section 2.09(b) may exercise all its rights of payment, including the right of set-off, with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of the participation

                                       13

     SECTION 2.10 Register of Notes; Lost and Mutilated Notes.

          (a) The Agent will maintain at its principal office a register (the
     "Register") for the purpose of registering the Notes and registering transfers and exchanges of Notes. The Person in whose name a Note is registered in accordance with this Section 2.10(a) shall for all purposes hereof be deemed a Lender, and none of the Agent, the Borrowers and any of their respective agents shall be affected by notice to the contrary. Upon surrender for transfer or exchange of any Note at the principal office of the Agent, the Borrowers will execute and deliver (in the case of any such transfer, in the name of the designated transferee or transferees or, in the case of an exchange, in the name of the holder thereof), one or more new Notes of the same series of a like aggregate principal amount. The
     Agent will not be required to register or exchange any surrendered Note as above provided during the fifteen (15) days immediately preceding any
     Payment Date. Every Note presented or surrendered for transfer or exchange will be duly endorsed (or be accompanied by a written instrument of transfer in form satisfactory to the Agent) duly executed by the holder thereof or his attorney duly authorized in writing. Any Note issued in a registration of transfer or exchange will carry the same rights to interest
     (unpaid and to accrue) carried by the Note so transferred or exchanged so that there will not be any loss or gain of interest on such Note. The Agent shall mark on each new Note (i) the dates to which principal and interest have been paid on the old Note and (ii) all payments and prepayments of principal previously made on such old Note which are allocable to such new
     Note, which markings, absent manifest error, shall be prima facie evidence of the foregoing.

          (b) If any Note has been mutilated, lost, stolen or destroyed, the
     Borrowers will execute and deliver a new Note of like date and tenor in exchange and substitution for, and upon cancellation of, such mutilated
     Note or in lieu of and in substitution for such lost, stolen or destroyed
     Note; provided, however, that the Borrowers will so execute and deliver such new Note only if the applicable holder has paid the reasonable expenses and charges of the Borrowers in connection therewith and, in the case of a lost, stolen or destroyed Note, (i) has filed with the Borrowers and the Agent evidence satisfactory to the Agent that such Note was lost, stolen or destroyed, and (ii) has furnished to the Agent and the Borrowers reasonable indemnity against any loss, claim, expense or liability arising as a result of such Note being lost, stolen or destroyed. Neither the
     Borrowers nor the Agent shall have any obligation to indemnify or reimburse such holder for any losses, claims, expenses or liabilities that it may suffer or incur in connection with any lost, stolen or destroyed Note. If any such Note has matured or is otherwise subject to payment, instead of issuing a new Note the Borrowers may pay the same without surrender thereof. Any Note issued in exchange for a lost, stolen, destroyed or mutilated Note will carry the same rights to interest (unpaid and to accrue) carried by the Note lost, stolen, destroyed or mutilated so that there will not be any loss or gain of interest on such Note. The Agent shall mark on each new Note (A) the dates to which interest has been paid on the old Note and (B) all payments and prepayments of principal previously made on such old Note which are allocable to such new Note, which markings, absent manifest error, shall be prima facie evidence of the foregoing.

                                       14

          (c) Any service charge made or expense incurred by the Agent for any such registration, transfer or exchange shall be paid by the holder requesting such registration, transfer or exchange. Upon the issuance of a new Note or Notes pursuant to Section 2.10(a) or 2.10(b) hereof, each of the applicable Borrowers and the Agent may require from the party requesting such new Note or Notes payment of a sum to reimburse the applicable Borrower for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or other governmental charge paid or payable by any Borrower.

     SECTION 2.11 Change in Circumstances.

          (a) If after the date of this Agreement, there shall have occurred the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, that a Lender has reasonably determined has or would have the effect of reducing the rate of return on the Lender's capital or the capital of its direct or indirect holding company or the capital of the
     Lender's source of funding to a level below that which such Lender or its holding company or its funding source would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or its holding company's or its funding source's policies with respect to capital adequacy) by an amount which such Lender, in its reasonable judgment, shall deem material, then from time to time, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company or its funding source for such reduction. A certificate as to such amounts submitted to the Borrowers by such Lender shall be conclusive and binding for such purposes, absent manifest error; provided, however, that the determination of such additional amount or amounts shall be made in good faith in a manner generally consistent with such Lender's standard practice.

          (b) If after the date of this Agreement, there shall have occurred the adoption of any applicable law, rule or regulation regarding the maintenance of reserves, special deposits, compulsory loans or similar requirements against assets held by, deposits or liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office, affiliate or funding source of such
     Lender which is not otherwise included in the determination of the Interest
     Rate hereunder, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, that a Lender has reasonably determined has or would have the effect of increasing the cost to such Lender or such Lender's direct or indirect holding company or such Lender's funding source, by an amount which such Lender deems to be material, with respect to making, continuing or maintaining the LIBOR Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon its demand, any additional amount or amounts as will compensate such Lender or holding company or funding source for such increased cost or reduced amount receivable. A certificate as to such amounts submitted to such Borrower by such Lender shall be conclusive and binding for such purposes, absent manifest error; provided,

                                       15

     however, that the determination of such additional amount or amounts shall be made in good faith in a manner generally consistent with such Lender's standard practice.

     SECTION 2.12 Illegality. Notwithstanding any other provision herein, if any
Change in Law shall make it unlawful for any Lender to make or maintain any portion of a Loan as a LIBOR Loan, such Lender shall so notify the Borrowers and the Agent in writing and interest on such portion of such Loan shall thereafter be calculated by reference to the Base Rate. If any such change in the method of calculating interest is required, pursuant to such change in law, to be made on a day which is not the last day of an Interest Period, the applicable Borrower shall pay to such Lender the amounts, if any, as may be required pursuant to
Section 2.14.

     SECTION 2.13 Taxes.

          (a) Any and all payments on account of any Obligations shall be made free and clear of and without deduction for any Taxes (other than, and excluding, Excluded Taxes); provided, however, that if any Borrower shall be required to withhold or deduct any Indemnified Taxes from any such payment, the amount of such payment shall be increased as necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this
     Section 2.13) the Lenders receive an amount equal to the sum that they would have received had no such deductions been made. Such Borrower shall pay the full amount withheld or deducted to the relevant Governmental
     Authority in accordance with applicable law.

          (b) Each Borrower shall indemnify each Indemnified Party within twenty
     (20) days after written demand therefor for the full amount of any
     Indemnified Taxes payable with respect to or on account of any Obligation
     (including Taxes imposed on or attributable to amounts payable under this
     Section 2.13) and any penalties, interest, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental
     Authority. In the case of Indemnified Taxes paid by an Indemnified Party, a certificate as to the amount of such payment or liability delivered to the
     Borrowers by such Indemnified Party shall be conclusive absent manifest error.

          (c) As soon as practicable after any payment of Indemnified Taxes or
     Other Taxes by the Borrowers to a Governmental Authority, the Borrowers
     shall deliver to such Indemnified Party the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory, to such Indemnified Party.

          (d) Each Indemnified Party not incorporated or organized under the laws of the United States or a state thereof shall deliver to the Borrowers and the Agent prior to the first date on which any payment is due such entity hereunder two duly completed copies of United States Internal
     Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under the Loan without withholding or deduction of any

                                       16

     United States federal income tax. Each entity required to deliver Forms
     W-8BEN or W-8ECI, or successor applicable form pursuant to the preceding sentence, further undertakes to deliver to the Borrowers and the Agent two further copies of W-8BEN or W-8ECI, or successor applicable forms, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms previously delivered by it to the Borrowers and the
     Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation or in the interpretation thereof) has occurred prior to the date on which any such delivery otherwise would be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such form. The
     Borrowers shall not be obligated to pay any Indemnified Party any amounts pursuant to this Section 2.13 in respect of Indemnified Taxes that would not have been imposed but for failure of the Indemnified Party to comply with this Section 2.13(d).

          (e) Reserved.

          (f) The Borrowers shall pay any Other Taxes to the relevant
     Governmental Authority in accordance with applicable law.

          (g) If a Lender or the Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other
     Taxes as to which it has been indemnified by a Borrower, or with respect to which any Borrower has paid additional amounts, pursuant to this Section
     2.13, it shall promptly notify such Borrower of the availability of such claim and shall, within thirty (30) days after receipt of a request by such
     Borrower, make a claim to such Governmental Authority for such refund at such Borrower's expense. If a Lender or the Agent receives a refund in respect of any Taxes or Other Taxes with respect to which any Borrower has paid additional amounts pursuant to this Section 2.13, it shall within thirty (30) days from the date of such receipt pay over such refund to such
     Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.13 with respect to the
     Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender or the Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that each Borrower, upon the request of such
     Lender or the Agent, agrees to repay the amount paid over to such Borrower
     (plus penalties, interest or other charges payable to the relevant
     Governmental Authority) to such Lender or the Agent in the event such
     Lender or the Agent is required to repay such refund to such Governmental
     Authority.

          (h) The agreements in this Section 2.13 shall survive the termination of this Agreement and the Transaction Documents and the payment of all amounts payable hereunder and thereunder.

     SECTION 2.14 Break Funding Payments. Each Borrower agrees to indemnify each
Lender and to hold each Lender harmless from any loss or expense which such
Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of a LIBOR Loan after such Borrower has given irrevocable notice requesting such borrowing in

                                       17

accordance with Section 2.01 or 2.02 or (b) a prepayment of a LIBOR Loan on any day other than the last day of the Interest Period applicable to such Loan. The provisions of this Section 2.14 shall survive the termination of the Transaction
Documents and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to this Section 2.14 submitted by such Lender to such Borrower shall (i) set forth the basis for requesting such amounts and (ii) be conclusive absent manifest error.

     SECTION 2.15 Alternate Rate of Interest. If prior to the commencement of any Interest Period: (a) the Agent determines (which determination shall be reasonably made and shall be conclusive absent manifest error) that, by reason of changes arising after the date of this Agreement affecting the interbank
LIBOR market, or any Lender's (or its funding source's) position in such market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, for such Interest Period, or (b) the Agent is advised by any Lender that, by reason of changes arising after the date of this Agreement affecting the interbank
LIBOR market, or any Lender's (or its funding source's) position in such market,
Adjusted LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining such Lender's Proportionate
Share of the Loans during such Interest Period, then the Agent shall promptly give notice thereof to the Borrowers, any until the Agent notifies the Borrowers that the circumstances giving rise to such notice no longer exist, the Loans shall not be LIBOR Loans and interest on the Loans shall be calculated by reference to the Base Rate (in the case of clause (a) above) or such Lender's
Proportionate Share of the Loan (in the case of clause (b) above) shall not be a
LIBOR Loan and interest on such portion of the Loans shall be calculated by reference to the Base Rate. In the case of either (a) or (b) above, each Lender agrees to use reasonable efforts to provide the Borrowers with terms and conditions similarly extended to such Lender's other similarly affected borrowers as a result of the occurrence of (a) or (b) above; provided that, for greater certainty, with respect to GMAC, as Lender, "Lender", as used in this sentence, means GMAC Commercial Finance LLC Equipment Finance Division and not
any other division or Affiliate of GMAC CF.

                                   ARTICLE III
                                    RESERVED

                                   ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Facility available, as of the Closing Date and each Drawdown Date, each Credit Party hereby represents and warrants to the
Agent and the Lenders (which representations and warranties shall survive the execution and delivery of this Agreement, the Notes and the other Transaction
Documents and the drawdown of the Loans) that:

     SECTION 4.01 Company Status. Each Credit Party (i) is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the organizational power and authority, together with all governmental, regulatory and/or binding authority approvals, licenses and permits, to own and operate its property (including, without limitation, the Vessels) and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in

                                       18

good standing in each jurisdiction where the conduct of its business requires such qualifications, except where the failure to be so qualified is not reasonably expected to result in a Material Adverse Change.

     SECTION 4.02 Company Power and Authority. Each Credit Party has the
requisite power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Transaction Documents. Each Credit Party has duly executed and delivered each of the Transaction Documents to which it is party, and each of such Transaction Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor's rights and by general principles of equity.

     SECTION 4.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Transaction Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene or violate any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, other than any such contravention or violation that could not reasonably be expected to result in a Material Adverse Change, (ii) will conflict with or violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute (alone or with notice or lapse of time or both) a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security
Documents) upon any of the material properties or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate of incorporation or other organizational documents of such Credit Party or any of its Subsidiaries, any order of any Governmental Authority, or any provision of any material indenture, agreement or other instrument to which such Credit Party or any Subsidiary is a party or by which any of them or any of their property is or may be bound.

     SECTION 4.04 Governmental Approvals. Except for filings and recordings in connection with the Security Documents (which filings shall be made on or before the initial Drawdown Date with respect to the Collateral delivered as of the initial Drawdown Date) and except as have been obtained and are in effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the consummation and performance by any Credit Party of any
Transaction Document or (ii) the legality, validity, binding effect or enforceability of any Transaction Document.

     SECTION 4.05 Financial Statement; Financial Condition; Undisclosed
Liabilities; etc. Except as otherwise disclosed in writing to the Lenders on or prior to the date hereof, the financial information regarding such Credit Party and its Subsidiaries for the year ended December 31, 2003 and for the quarter ended March 31, 2004 are complete and correct, have been prepared in accordance with GAAP and accurately and fairly present the financial condition

                                       19

of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements and since the date of the most recent of such statements, there has been no Material Adverse Change and there are no contingent obligations, liabilities for Taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements. No written information, exhibit, schedule or report prepared by or on behalf of such Credit Party and furnished to the Agent or the Lenders by or at the direction of such Credit Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or any other Transaction
Document, contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Agent or the
Lenders in that connection, omitted to state a material fact or any fact necessary to make the statement contained herein or therein not misleading;
provided, that, the financial information with respect to Guarantor's projections, copies of which have been furnished to the Agent and each Lender prior to the Closing Date or any other relevant date of determination, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Guarantor to be reasonable in all material respects at the time made. There is no fact known to any Credit Party that could reasonably be expected to result in a Material Adverse Change that has not been expressly disclosed to the Agent and the Lenders or to the public generally.

     SECTION 4.06 Litigation. Except as disclosed in Schedule 4.06 hereto, there is no action, suit, proceeding or investigation (at law or in equity) pending or, to the best knowledge of each Credit Party, threatened, by or before any court, administrative agency or other Governmental Authority that might: (i)
adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or by which it is bound,
(ii) reasonably be expected to result in any judgment or liability which would result in a Material Adverse Change or (iii) adversely affect the enforceability of this Agreement, any Note or any other Transaction Document.

     SECTION 4.07 No Default. No Credit Party is in (alone or with notice or lapse of time or both) default (in any respect that could reasonably be expected to result in a Material Adverse Change) under any agreement by which it or its property is bound or subject, or is in default in respect of any financial commitment or obligation.

     SECTION 4.08 Use of Proceeds; Margin Regulations.

          (a) The proceeds received with respect to the (i) Initial Loans shall be used by each Borrower for the sole purpose of general corporate purposes and payment of professional fees and expenses of such Borrower and the other Credit Parties and (ii) any Additional Loans shall be used to acquire, finance or refinance a Vessel and/or for general corporate purposes and payment of professional fees and expenses of such Borrower and the other Credit Parties.

          (b) No part of the proceeds of any Loan will be used by any Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of
     Governors of the Federal Reserve System.

                                       20

     SECTION 4.09 Tax Returns and Payments. Each Borrower and each of its
Subsidiaries has filed or caused to be filed, with the appropriate taxing authority, all federal, state, provincial and other returns, statements, forms and reports for Taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of such Borrower and/or its Subsidiaries except where the failure to so file or cause to be filed could not reasonably be expected to result in a Material Adverse Change. The Guarantor, the Borrowers
and their respective Subsidiaries have paid all Taxes payable by them other than
(a) Taxes which are not delinquent and (b) Taxes contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (c) Taxes payable to jurisdictions other than the
United States, Panama, the Philippines and the Marshall Islands as to which the failure to pay such Taxes could not reasonably be expected to result in a
Material Adverse Change.

     SECTION 4.10 Compliance with ERISA.

          (a) Except, in each case, as could not reasonably be expected to result in a Material Adverse Change or except as disclosed on Schedule 4.10 hereto, (i) each Plan (if any) (and each related trust, insurance contract or fund) is in compliance in all material respects with its terms and with all applicable laws, including without limitation ERISA and the Code; (ii)
     each Plan (if any) (and each related trust, if any) which is intended to be qualified under Section 401 (a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is qualified and meets the requirements of Sections 401(a) and 501(a) of the Code and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan (if any); (iii) the most recent annual report (Form 5500 Series) with respect to each Plan (if any), including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct and fairly presents the funding status of each such Plan (if any), and since the date of such report there has been no Material Adverse Change in such funding status; (iv) no Reportable Event has occurred or is reasonably likely to occur; (v) no Plan (if any) which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization;
     (vi) no Plan (if any) which is subject to Section 412 of the Code or
     Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of a funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or
     Section 303 or 304 of ERISA; (vii) all contributions required to be made with respect to a Plan (if any) have been or will be timely made; (viii)
     neither any Borrower nor any Subsidiary of such Borrower nor any ERISA
     Affiliate has committed any violation or incurred any liability (including any indirect, contingent or secondary liability) pursuant to Section 406,
     409, 502(i), 502(l), 515 or Title IV of ERISA (other than the payment of premiums, none of which are overdue) or Section 401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections; (ix) no condition exists which presents a risk to any
     Borrower or any Subsidiary of such Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan (if any) pursuant to the foregoing provisions of ERISA and the Code; (x) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan (if any) which is subject to Title IV of ERISA; (xi) neither any Borrower, the
     Guarantor nor any ERISA Affiliate has incurred any liability (which remains unpaid) under the Worker Adjustment and Retraining

                                       21

     Notification Act (29 U.S.C. Sections 201-2109); (xii) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (if any)
     (other than routine claims for benefits) is pending, expected or threatened; (xiii) none of the Borrowers has received notice that indicates the existence of potential withdrawal liability under a Multiemployer Plan
     (if any) (as defined in Section 4001(a)(3) of ERISA); (xiv) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2)
     of the Code) which covers or has covered employees or former employees of any Borrower, any Subsidiary of such Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; (xv) no lien or security interest encumbrance on the assets of such Borrower or any
     Subsidiary of such Borrower or any ERISA Affiliate that is imposed under the Code or ERISA or is likely to arise in connection with any Plan (if any); (xvi) no Borrower and its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA)
     which provides benefits to retired employees or other former employees
     (other than as required by Section 601 of ERISA) or any Plan (if any);
     (xvii) no Plan (if any) has an Unfunded Current Liability in excess of
     $500,000; (xviii) the accumulated post retirement benefit obligation (as determined in accordance with Financial Accounting Standard 106 of any
     Borrower, the Guarantor and any ERISA Affiliate, to the extent it could subject such Borrower or the Guarantor to liability, shall not as of the end of the fiscal year preceding the Closing Date exceed $500,000, and there is no other post-termination benefit obligation for which any
     Borrower could reasonably be expected to incur liability or be obligated in excess of $500,000, and no Borrower shall take any action not required by applicable law that could reasonably be expected to cause such obligation to increase above $500,000; (xix) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Agent or the Lender of any of its rights under this
     Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under
     ERISA or result in a violation of a state statute regulating governmental plans that would subject the Agent or Lender to liability for a violation of ERISA or such a state statute; and (xx) using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of
     ERISA, the aggregate liabilities of the Borrowers, their Subsidiaries, the
     Guarantor and their ERISA Affiliates to all Plans (if any) which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of such Plan (if any) ended prior to the date of the most recent making of a Loan, would not exceed $500,000.

          (b) Except, in each case, as could not reasonably be expected to result in a Material Adverse Change, (i) each Foreign Pension Plan (if any)
     has been maintained in compliance in all material respects with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan (if any) have been timely made; (iii) none of the Guarantor, any Borrower nor any of their respective Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan (if any); and (iv) the present value of the accrued benefit liabilities

                                       22

     (whether or not vested) under each Foreign Pension Plan (if any), determined as of the end of each Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan (if any) allocable to such benefit liabilities.

          (c) As of the Closing Date and throughout the term of the Loan,
     Borrower and Guarantor are not and will not be an "employee benefit plan"
     as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of Borrower or Guarantor will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA. As of the Closing Date and throughout the term of the Loan, Borrower and
     Guarantor are not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA and Borrower and Guarantor will not be subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans.

     SECTION 4.11 Ownership; Subsidiaries. Schedule 4.11 correctly (a) lists each of the Guarantor's and each Borrower's direct and indirect Subsidiaries as of the Closing Date or, pursuant to a supplement to Schedule 4.11, as of the applicable Drawdown Date and (b) describes the Equity Interests owned by the
Guarantor, Westbrook and each Borrower (directly or indirectly) in each of its
Subsidiaries as of the Closing Date or, pursuant to a supplement to Schedule
4.11, as of the applicable Drawdown Date.

     SECTION 4.12 Compliance with Laws. The Guarantor and each Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and laws, and any judgment, writ, injunctions, decrees or order of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its businesses and the ownership of its property, except such noncompliances as could not (in the event such noncompliance were asserted by any Person through appropriate action), individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

     SECTION 4.13 Investment Company Act; Public Utility Holding Company Act.
Neither the Guarantor nor any Borrower nor any of their respective Subsidiaries is either (x) an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (y) a "holding company" as defined in, or subject to regulation under, the
Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.14 Environmental Matters.

          (a) (i) Except as disclosed in Schedule 4.14, the Guarantor and each
     Borrower and each of their respective Subsidiaries have complied with, and on the date of each advance of a Loan will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws; (ii) there are no pending or threatened
     Environmental Claims against the Guarantor or any Borrower or any of their respective Subsidiaries or any property owned or operated by the Guarantor, any Borrower or any of their respective Subsidiaries having a fair market value in excess of One Hundred Fifty Thousand Dollars ($150,000); (iii)
     there are no facts, circumstances, conditions or occurrences with respect to the business or operations of a Borrower, the Guarantor or any of their respective Subsidiaries, or any property at any

                                       23

     time owned or operated by a Borrower, the Guarantor or any of their respective Subsidiaries, that could reasonably be expected to form the basis of an Environmental Claim against the Guarantor, any Borrower or any of their respective Subsidiaries or any such property in excess of One
     Hundred Fifty Thousand Dollars ($150,000), or to cause any such currently owned property to be subject to any restrictions on the ownership, occupancy, use or transferability of such property by the Guarantor, a
     Borrower or any of their respective Subsidiaries under any applicable
     Environmental Law.

          (b) (i) Except as disclosed in Schedule 4.14, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Guarantor, a
     Borrower or any of their respective Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law in such a manner so as to cause this representation to be untrue. (ii) Hazardous Materials have not at any time been Released on or from any property owned or operated by the Guarantor, any Borrower or any of their respective Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable
     Environmental Law in such a manner so as to cause this representation to be untrue.

     SECTION 4.15 Labor Relations. (a) Except as could not reasonably be expected to result in a Material Adverse Change, none of the Guarantor or any
Borrower nor any of its Subsidiaries is engaged in any unfair labor practice;
(b) except (in each case) as could not reasonably be expected to result in a
Material Adverse Change, there is (i) no unfair labor practice complaint pending against the Guarantor or any Borrower or any of its Subsidiaries, or, to the
knowledge of the Guarantor or any Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Guarantor or any Borrower or any of its
Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Guarantor or any Borrower or any of its
Subsidiaries or threatened against the Guarantor or any Borrower or any of its
Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of the Guarantor or any Borrower or any of its Subsidiaries;
and (c) except (in each case) as could not reasonably be expected to result in a
Material Adverse Change, hours worked by and payments made to any employee of any Borrower, the Guarantor or any ERISA Affiliate have not been in violation of the Fair Labor Standards Act, as amended, or any other applicable law dealing with such matters.

     SECTION 4.16 Patents, Licenses, Franchises and Formulas. The Guarantor and
each Borrower and each of its Subsidiaries owns or is licensed to use all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all material leases and other rights of whatever nature, reasonably necessary for the present conduct of its business and operations, without any known conflict with the rights of others which, or the failure to obtain or so own which, as the case may be, has had, or could reasonably be expected to result in, a Material Adverse Change.

     SECTION 4.17 Security Interests. Immediately prior to each Loan hereunder, the relevant Credit Party shall have good and marketable title to its respective
Vessel, free and clear of any

                                       24

Lien (other than Permitted Encumbrances). On the applicable Loan Date, each
Vessel that is to be pledged to the Agent under a Mortgage is, or shall be at the time of such pledge, an Eligible Vessel. On and after the Closing Date and each Drawdown Date, each of the Security Documents creates (or after the execution and delivery thereof, will create), as security for the Obligations purported to be secured thereby, a valid and enforceable security interest in and Lien on all of the Collateral subject thereto, which security interest shall be perfected upon the taking of possession thereof, completion of filings with respect thereto or such other method of perfection as permitted by applicable law, in each case as required by this Agreement or the other Transaction
Documents, superior to and prior to the rights of all third Persons and subject to no other Liens (except for Permitted Encumbrances with respect to the
Vessels. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or before the related Drawdown Date.

     SECTION 4.18 Indebtedness. Schedule 4.18 sets forth a true and complete list of all (i) Indebtedness for borrowed money of the Guarantor and each
Borrower and each of their respective Subsidiaries that is outstanding as of the
Closing Date, or pursuant to a supplement to Schedule 4.18, as of the applicable
Drawdown Date and (ii) agreements existing on the Closing Date, or pursuant to a supplement to Schedule 4.18, as of the applicable Drawdown Date pursuant to which the Guarantor and each Borrower or any of their respective Subsidiaries are entitled to incur Indebtedness, in each case showing the aggregate principal amount thereof, the name of the borrower thereunder and any other entity which directly or indirectly guaranteed or is a co-obligor of such debt.

     SECTION 4.19 Solvency. The Guarantor, Technotrade, Westbrook and each
Borrower, at the time of and after giving effect to each Loan hereunder, is
Solvent on and as of the date thereof. Neither as a result of the transactions contemplated by this Agreement or the other Transaction Documents nor otherwise does any such Credit Party believe that it will incur debts beyond its ability to pay or which would be prohibited by its charter documents or by-laws. The assets and cash flow of the Guarantor and each Borrower enable it to meet its present obligations in the ordinary course of business as they become due. The transactions contemplated by this Agreement and the other Transaction Documents are being consummated by the Credit Parties in good faith and in furtherance of their ordinary business purposes and constitute a practical and reasonable course of action by them designed to improve their financial position, with no contemplation of insolvency and with no intent to hinder, delay or defraud any present or future creditors.

     SECTION 4.20 Concerning the Vessels. The name, official number, registered owner, classification and jurisdiction of registration of each Vessel is set forth on Schedule 4.20 hereto. Each Vessel is operated in material compliance with all applicable maritime rules and regulations, including, without limitation, with respect to each Vessel operated in the coastwise trade of the
United States, the Shipping Act of 1916, as amended and in effect, and the regulations promulgated thereunder. Each Vessel is maintained and operated in material compliance with all applicable Environmental Laws. Each Vessel is operationally seaworthy and in every way fit for its intended service. No Vessel has suffered a Total Loss. Each Vessel conforms to the description thereof set forth on Schedule I to the related Mortgage.

                                       25

     SECTION 4.21 Citizenship. Each Borrower owns or is qualified to own its
Vessel under the laws of an Approved Jurisdiction. Each Borrower, Viking,
Overseas Bulk and each other Person which may operate one or more of the Vessels is qualified to operate such Vessels under the laws of an Approved Jurisdiction and each other jurisdiction where any such Vessel may be operated.

     SECTION 4.22 Vessel Classification. Each Vessel is classified in the highest classification and rating for vessels of the same age and type with the respective classification society set forth in Schedule 4.20, without, except as set forth in Schedule 4.22, any conditions or recommendations affecting class.

     SECTION 4.23 No Material Adverse Change. There has been no event giving rise to a Material Adverse Change in the business, assets, operations or financial condition of any of the Credit Parties or any of their Subsidiaries
(taken as a whole) since March 31, 2004.

     SECTION 4.24 Insurance. Each of the Credit Parties has insured its properties and assets as set forth in the Mortgage. Each such insurance policy is in full force and effect and covers all of the Vessels owned by the Credit
Parties. All premiums in respect of such insurance policies have been paid. Each of the Agent and the Lenders is named as additional insureds on such insurance policies. Each charter of a Vessel requires the lessee or sublessee thereunder to either maintain insurance covering damage to, destruction or theft of the
Vessel subject thereto in an amount at least equal to the Insured Value therefor.

     SECTION 4.25 Principal Place of Business and Chief Executive Office. The
principal place of business and chief executive office of Credit Party is located at the address set forth in Schedule 4.25 hereof, and has been located in the same state for at least four months prior to the date of execution and delivery of this Agreement.

     SECTION 4.26 Legal Name. The legal name of each Credit Party is as set forth in this Agreement and no Credit Party has changed its name in the last six years and does not have any trade names, fictitious names, assumed names or
"doing business as" names.

     SECTION 4.27 Representations and Warranties True and Correct. Each of the
representations and warranties made by each Credit Party under each of the other
Transaction Documents to which it is a party or by which it is bound is true and correct in all material respects when and as made or remade. All representations and warranties made by each Credit Party in any certificate or other document delivered at the closing of the transactions contemplated by the applicable
Transaction Document are true and correct in all material respects.

                                   ARTICLE V
                              CONDITIONS OF LENDING

     SECTION 5.01 Conditions Precedent to Drawdown of any Loan. The obligation of the Lenders to make a Loan available to the Borrowers under this Agreement shall be expressly subject to the following conditions precedent:

                                       26

          (a) The Agent shall have received the following documents in form and substance satisfactory to the Agent and its legal advisor:

               (i)  copies, certified as true and complete by an officer of each
                    Credit Party, of the resolutions of such Credit Party
                    evidencing approval of this Agreement, the Notes and the
                    other Transaction Documents to which it is a party and
                    authorizing an appropriate officer or officers or
                    attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and
                    authorizations;

               (ii) copies, certified as true and complete by an officer of each
                    Credit Party, of all documents evidencing any other
                    necessary action (including actions by such parties thereto other than the Credit Parties as may be required by the
                    Agent), approvals or consents with respect to the
                    Transaction Documents;

               (iii) copies, certified as true and complete by an officer of each Credit Party, of the certificate of incorporation and bylaws or the certificate of formation and operating
                    agreement (or equivalent instruments) thereof;

               (iv) certificate of the Secretary of the Guarantor certifying that it legally and beneficially owns, directly all of the issued and outstanding Equity Interests of Technotrade, that
                    Technotrade legally and beneficially owns, directly all of the issued and outstanding Equity Interests of Westbrook and that Westbrook legally and beneficially owns directly all of the issued and outstanding Equity Interests of each of the
                    Borrowers, and that such Equity Interests are free and clear of any liens, claims, pledges or other encumbrances
                    whatsoever;

               (v)  certificate of the Secretary of each Borrower, certifying as to the record ownership of all of its issued and outstanding
                    Equity Interests;

               (vi) certificates of the jurisdiction of formation of each Credit
                    Party as to the good standing thereof;

               (vii) license from the United States Department of Commerce
                    Bureau of Industry and Security permitting TBS North America
                    Liner, Ltd. to locate, operate and/or use (directly or
                    indirectly) in Cuba any Vessel; and

               (viii) each pooling agreement to which the Borrower is a party or a Vessel is subject, and each management agreement or
                    technical agreement between the Guarantor and another Person that affects or relates to, or may affect or relate to, any of the Vessels, and each

                                       27

                    charter between PacRim and another Person that affects or
                    relates to, or may affect or relate to, any of the Vessels.

          (b) The Agent shall have received evidence satisfactory to the Agent and its legal advisor that:

               (i)  the Vessels (except as disclosed in schedule 4.20) are in the sole and absolute ownership of the relevant Borrower as set forth in Schedule 4.20 and duly registered in such
                    Borrower's name under the flag of an Approved Jurisdiction, unencumbered, save and except for the Mortgage recorded
                    against it and Permitted Encumbrances;

               (ii) the Mortgage on each Vessel has been properly filed and recorded under the laws of Panama and constitutes a first
                    priority naval preferred ship mortgage effective against
                    third parties, subject only to Permitted Encumbrances, the
                    Filipino Bareboat Charters have been properly recorded under the laws of the Philippines and each Approved Jurisdiction has consented to the dual-flagging of each Vessel in the
                    Philippines;

               (iii) except as otherwise disclosed to the Agent in writing, the
                    Vessels are classed in the highest classification and rating for vessels of the same age and type with the respective
                    classification society as set forth in Schedule 4.20 without any outstanding conditions or recommendations affecting
                    class except as set forth in Schedule 4.22;

               (iv) each Person that may have a Lien on the Vessels has
                    subordinated its Lien to the Lien of the Agent;

               (v)  all necessary governmental or regulatory approvals, licenses and authorities which are necessary to the operation of each
                    Vessel have been obtained from each applicable Governmental
                    Authority;

               (vi) each Vessel is insured in accordance with the provisions of the related Mortgage and the requirements thereof in respect of such insurances have been complied with;

               (vii) with respect to the Tuckahoe and each Additional Loan made in respect of a Vessel, evidence of the actual purchase
                    price of each Vessel;

               (viii) an appraisal (which shall not be a desktop appraisal) of each Vessel, by a marine surveyor designated by the Agent, as to the Fair Market Value of each vessel as of a date not more than ninety days prior to such Drawdown Date;

                                       28

               (ix) (1) with respect to the Tuckahoe, a legal, valid, binding and enforceable Filipino Bareboat Charter between Henley and
                    Viking, Memorandum of Three Party Agreement by and among
                    Viking, Henley and PacRim and an assignment of such Filipino
                    Bareboat Charter, such Memorandum of Three Party Agreement and any other charter in respect of the Tuckahoe, (2) with respect to the Mohegan, a legal, valid, binding and
                    enforceable Filipino Bareboat Charter between Vernon and
                    Overseas Bulk, Memorandum of Three Party Agreement by and
                    among Overseas Bulk, Vernon and PacRim and an assignment of such Filipino Bareboat Charter, such Memorandum of Three
                    Party Agreement and any other charter in respect of the
                    Mohegan, and (3) with respect to the Tayrona, a legal,
                    valid, binding and enforceable Filipino Bareboat Charter
                    between Arden and Overseas Bulk, Memorandum of Three Party
                    Agreement by and among Overseas Bulk, Arden and PacRim and an assignment of such Filipino Bareboat Charter, such
                    Memorandum of Three Party Agreement and any other charter in respect of the Tayrona;

               (x)  an acknowledged Notice (as defined in the Assignment of
                    Earnings and Insurances) from Viking and Overseas Bulk;

               (xi) a Safety Management Certificate and Document of Compliance
                    pursuant to Section 6.20(b);

               (xii) with respect to each Vessel, a certified copy of the legalized or apostilled Bill of Sale and Acceptance therefor and the Provisional Patente therefor.

          (c) Each Borrower shall have duly executed and delivered this
     Agreement, the Notes and the other Transaction Documents to which it is a
     Party; the Guarantor shall have duly executed and delivered this Agreement, the Security Documents and the other Transaction Documents to which it is a party; Westbrook will have executed the Pledge Agreement and each other
     Transaction Document to which it is a party; and the Liners, PacRim,
     Transworld Cargo Carriers S.A., TBS Shipping Services Inc. and Roymar Ship
     Management, Inc. shall have executed and delivered the Assignment of
     Earnings and Insurances.

          (d) Westbrook shall have delivered certificates representing the
     Equity Interests subject to the Pledge Agreement to the Agent, together with executed and undated stock powers with respect thereto, and all other documents required to be delivered pursuant to the Pledge Agreement.

          (e) The Borrowers shall each have duly executed and delivered the following documents:

               (i)  the Mortgage with respect to its Vessel(s);

                                       29

               (ii) an Assignment of Earnings and Insurances with respect to its
                    Vessel(s);

               (iii) Uniform Commercial Code Financing Statements for filing with the appropriate jurisdictions necessary to perfect the security interest of the Agent for the benefit of the
                    Lenders in and to its Collateral; and

               (iv) such other documents as may be required to perfect the security interest of the Agent, on behalf of the Lenders, in the Collateral in such jurisdictions as may be appropriate.

          (f) The Agent shall have received a certificate from the President of each Credit Party (or, pursuant to evidence of authority in form and substance satisfactory to the Agent, the Chief Financial Officer of TBS
     Shipping Services Inc.) to the effect that such Credit Party is in compliance with the conditions precedent set forth in this Article V, that the representations and warranties of such Credit Party are true and correct in all material respects on and as of the date of such Loan as though made on and as of such date (except in the case of any representation or warranty that expressly speaks as to an earlier date), no event has occurred or will occur as a result of the making of such Loan that constitutes or will constitute a Default or an Event of Default and the aggregate principal amount of all outstanding Loans (after giving effect to the making of such Loan) will not exceed the Aggregate Loan
     Commitment.

          (g) The Agent shall have received evidence that no Credit Party or any of its Subsidiaries is subject to any Environmental Claim which could reasonably be expected to result in a Material Adverse Change.

          (h) The Agent shall have received payment in full of all fees and expenses due on or before the Closing Date to the Agents and the Lenders, or such fees and expenses shall be paid directly from the Initial Loan proceeds on the Closing Date.

          (i) The Agent shall have received evidence satisfactory to the Agent and to its legal advisor that, save for the liens created by the Mortgages and the Assignments of Earnings and Insurances, there are no liens, charges or encumbrances of any kind whatsoever on any of the Vessels or on their respective earnings except for Permitted Encumbrances and, with respect to the other Collateral, there are no liens, charges or encumbrances of any kind whatsoever.

          (j) The Agent and the Lenders shall have received the favorable written opinions of New York counsel and Bermuda counsel to the Borrowers,
     Westbrook and the Guarantor dated the Closing Date and in form and substance satisfactory to the Agent and its legal advisors regarding certain corporate maters, enforceability, perfection and priority of security interests, and other matters as are customary for transactions to those described in the Transaction Documents.

          (k) The Agent and the Lenders shall have received a favorable written opinion of Panamanian counsel to the Borrowers, dated the Closing Date and in form and

                                       30

     substance satisfactory to the Agent and its legal advisors regarding perfection and priority of the mortgage and security interest of the Agent in the Vessels and certain corporate maters and enforceability of those
     Transaction Documents governed by the laws of Panama.

          (l) The Borrowers shall have successfully acquired and possess good and marketable title to the Vessels (subject to Permitted Encumbrances).

          (m) There shall have occurred no event that could result in a Material
     Adverse Change, or prospect of material change in any Credit Party's structure, ownership, financial condition or operating trends since the
     Closing Date.

          (n) The Agent shall have received any additional opinions, documents, affidavits or certificates of one or more of the Borrowers, Westbrook, the
     Guarantor or any other Person as it may reasonably require.

     SECTION 5.02 Further Conditions Precedent. The obligation of the Lenders to make any Loan available to the Borrowers under this Agreement shall be expressly and separately subject to the following further conditions precedent on the relevant Drawdown Date:

          (a) The Agent shall have received a Drawdown Request in accordance with the terms of Section 2.01 or Section 2.02, as the case may be.

          (b) The representations and warranties set forth in Article IV hereof shall be true and correct in all material respects with the same effect as though each such representation and warranty had been made on and as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates, or are no longer true as a result of transactions not prohibited by the Transaction Documents.

          (c) No Default or Event of Default shall have occurred and be continuing.

          (d) No change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any
     Credit Party to make any payment as required under the terms of the
     Transaction Documents.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as this Agreement shall remain in effect or any of the Obligations shall be outstanding, it shall, and the Guarantor shall cause Technotrade to cause Westbrook and each of the
Borrowers to unless the Guarantor shall have received the prior written consent of the Requisite Lenders:

     SECTION 6.01 Existence. (a) Do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as permitted by
Section 7.16), rights and franchises as a company under the laws of its place of organization, (b) do or cause to be done all things necessary to preserve and keep in full force and effect all of its licenses, permits and governmental approvals necessary for the normal conduct of its business, (c) comply with all

                                       31

laws applicable to it and at all times be qualified to do business in the jurisdictions where failure to qualify could reasonably be expected to result in a Material Adverse Change or is necessary to protect the validity and enforceability of the rights of the Agent and the Lenders under the Transaction
Documents, and (d) comply with the provisions of its organizational documents and all applicable laws except to the extent that the failure to comply with such applicable laws would not result in a Material Adverse Change.

     SECTION 6.02 Payment of Debts. Duly and punctually pay the interest on and principal of the Loans in accordance with this Agreement. Pay its debts, liabilities and obligations when due, except (a) other than the Obligations, any such debts, liabilities and obligations that are being contested in good faith by appropriate proceedings, (b) other than the Obligations, any single debt, liability or obligation, which does not exceed $1,000,000 and (c) other than the
Obligations, any debts, liabilities and obligations, which in the aggregate do not exceed $1,000,000.

     SECTION 6.03 Accounts and Records. Keep and maintain full and accurate accounts and records in accordance with GAAP consistently applied.

     SECTION 6.04 Payment of Taxes and Claims. Prepare and timely file all tax returns required to be filed by it and pay and discharge all Taxes and other governmental claims imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims
(including, without limitation, claims for labor, materials and supplies) which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, except (a) in each case, for any such Taxes as are being contested in good faith by appropriate proceedings or (b) with respect to foreign Taxes, the failure of which to pay or discharge could not reasonably be expected to result in a Material Adverse Change. The Credit Parties shall notify the Agent of any material challenge, contest or proceeding pending by or against any of them.

     SECTION 6.05 Financing Statements. In the case of the Collateral, execute, financing statements or other documents deemed necessary or desirable by the
Agent to create, attach and/ or perfect, maintain or preserve the creation, attachment and/or priority of, any mortgage lien or other security interest granted (or purported to be granted) pursuant to the Transaction Documents and pay the filing costs thereof. Without limiting the generality of the foregoing, each of the Credit Parties will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or that the Agent may reasonably request, to protect and preserve the Liens granted or purported to be granted hereby and by the other Transaction Documents and/or to enable the Agent to exercise and enforce its rights and remedies hereunder or under the other Transaction
Documents with respect to any of the Collateral. Each of the Credit Parties hereby authorizes the Agent to file, and hereby ratifies any filing made prior to the Closing Date of, one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Credit Party, where permitted by law.

     SECTION 6.06 Compliance with Law. Comply in all material respects with all applicable federal, state, local and foreign laws, ordinances, rules, orders and regulations now in force or hereafter enacted, including, without limitation all laws and regulations relating to environmental

                                       32

laws and employee benefit plans, failure to comply with which could reasonably be expected to result in a Material Adverse Change.

     SECTION 6.07 Financial Statements and Reports. Furnish to the Agent the
following financial statements and reports:

          (a) as soon as available but not later than ninety (90) days after the end of each fiscal year of the Guarantor and the Borrowers, complete copies of the consolidated financial reports of the Guarantor and consolidating financial statements (which are not audited financial reports) of each
     Borrower, all in reasonable detail, which shall include at least the consolidated balance sheet of the Guarantor, each Borrower and their respective Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by independent chartered accountants of international standing;

          (b) on the second Business Day prior to each Payment Date, deliver to the Agent and the Lenders a monthly report certified by the Chief Financial
     Officer of TBS Shipping Services Inc., in the form of Exhibit D hereto, certifying compliance with the covenants set forth in Section 6.14 and
     Section 6.16 and showing the calculations thereof in reasonable detail;

          (c) as soon as available but not less than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the
     Guarantor and each Borrower, a quarterly interim consolidated balance sheet of the Guarantor and consolidating balance sheet of each Borrower and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Guarantor or such Borrower
     (as the case may be);

          (d) at such time as it may be required to file the following, within ten (10) days of the filing thereof, copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Guarantor and/or a Borrower shall have filed with the SEC or any similar governmental authority; and

          (e) promptly upon the delivery thereof to the equityholders of a
     Credit Party, copies of all financial statements, reports, proxy statements, notices and other communications transmitted to all of such equityholders;

          (f) at such time as the financial statements described in Sections
     6.07(a) and 6.07(c) are delivered, a certificate of the Chief Financial
     Officer of TBS Shipping Services Inc. (i) certifying such Credit Party's compliance with each of its covenants contained herein and showing the calculations thereof (with respect to the covenants in Sections 6.14 and
     6.16 hereof and, only with delivery of the financial statements described in Section 6.07(a), 6.17 hereof) in reasonable detail and (ii) stating that the financial statements delivered in accordance with Sections 6.07(a) and
     6.07(c) are complete and correct in all material respects and present fairly the financial condition and results of operations of such Credit
     Party and its Subsidiaries as of the dates and for the

                                       33

     periods indicated, in accordance with GAAP (subject as to interim statements to normal year-end adjustments and that the delivery of
     "consolidating financial statements" is not GAAP);

          (g) any other information regarding the Guarantor and/or a Borrower that is material to the Transaction Documents or the Loans as any Lender,
     through the Agent, may reasonably request; and

          (h) a copy of each survey or inspection report issued by an Approved
     Jurisdiction promptly after issuance thereof.

     Upon its receipt, the Agent shall promptly deliver the above referenced financial statements and other information to the Lenders.

     SECTION 6.08 Access to Books and Records. Permit the Agent and each Lender,
(including, for greater certainty, their respective duly authorized agents and officers), during normal business hours and upon reasonable notice, to (a)
examine the accounts and books and records of each Credit Party and to make copies and extracts therefrom, and (b) discuss the affairs, finances, books and records and accounts of each Credit Party, and be advised as to the same by, the officers of each Credit Party as shall be relevant to the performance or observance of the terms, covenants or conditions of this Agreement, the other
Transaction Documents or the financial condition of each Credit Party. The
Credit Parties, jointly and severally, agree to reimburse the Agent and each
Lender (including their authorized agents and officers) for all reasonable costs, fees and expenses incurred in connection with any such inspection.

     SECTION 6.09 Notifications. Give prompt written notice to the Agent of (a)
any Default of which each Borrower has actual knowledge or an Event of Default specifying the same and the steps being taken to remedy the same, (b) any litigation or governmental proceeding pending or, to the best knowledge of a
Borrower or the Guarantor, threatened against a Borrower or the Guarantor or against any of their respective Subsidiaries which could reasonably be expected to result in a Material Adverse Change, (c) the withdrawal of any Vessel's rating by its classification society or the issuance by such classification society of any material recommendation or notation affecting class, (d) any change in the address or location in the chief executive office or principal place of business of a Borrower or the Guarantor and (e) any other event or condition which could reasonably be expected to result in a Material Adverse
Change.

     SECTION 6.10 Performance of Obligations. Not take, or fail to take, any action, or fail to use commercially reasonable efforts to prevent any action to be taken by others, (a) which would release any Person from any of such Person's covenants or obligations under any agreement or instrument included in the
Security Documents, or (b) which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument in a manner materially adverse to the Agent or the Lenders.

     SECTION 6.11 Environmental Matters. Promptly, and in any event within five
(5) Business Days after an officer of a Credit Party or any of its Subsidiaries obtains actual knowledge thereof, give written notice to the Agent of one or more of the following environmental matters, unless, in each case, such environmental matters could not, individually

                                       34

or when aggregated with all other such environmental matters, be reasonably expected to result in a Material Adverse Change:

          (a) any pending or threatened in writing Environmental Claim against the Guarantor, a Borrower or any of their respective Subsidiaries or any
     Vessel or Real Property owned or operated by the Guarantor, a Borrower or any of their respective Subsidiaries;

          (b) any condition or occurrence on or arising from any Vessel or Real
     Property owned or operated by the Guarantor, a Borrower or any of their respective Subsidiaries that (i) results in noncompliance by the Guarantor, a Borrower or any of their respective Subsidiaries with any applicable
     Environmental Law or (ii) could reasonably be expected to form the basis of an Environmental Claim against the Guarantor, a Borrower or any of their respective Subsidiaries or any such Vessel or Real Property;

          (c) any condition or occurrence on any Vessel or Real Property owned or operated by the Guarantor, a Borrower or any of their respective
     Subsidiaries that could reasonably be expected to cause such Vessel or Real
     Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Guarantor, a Borrower or any of their respective
     Subsidiaries of such Vessel or Real Property under any Environmental Law;
     and

          (d) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Vessel or Real
     Property owned or operated by the Guarantor, a Borrower or any of their respective Subsidiaries as required by any Environmental Law or any governmental or other administrative agency, provided that in any event the
     Guarantor and each Borrower shall deliver to each Lender all material notices received after the date hereof by any of them or any of their respective Subsidiaries from any Governmental Authority under, or pursuant to, CERCLA.

          (e) All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and each Borrower or such Subsidiary's response thereto. In addition, upon the request of the Agent, each Credit Party will provide the
     Lenders with copies of all material communications with any Governmental
     Authority relating to Environmental Laws, all material communications with any Person (other than their attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 6.11, and such detailed reports of any such Environmental Claim as may reasonably be requested by the Agent on behalf of the Lenders.

     SECTION 6.12 Transaction Document Obligations. Pay the Notes according to the reading, tenor and effect thereof, and do and perform every act and discharge all of the obligations provided to be performed by each Borrower under the Transaction Documents, including this Agreement, at the time or times and in the manner specified, and cause the Borrowers to take such action with respect to their obligations to be performed and discharged under the Transaction
Documents to which they respectively are parties.

                                       35

     SECTION 6.13 ERISA. Promptly upon learning of the occurrence or the expected occurrence of (i) any material liability of any Credit Party or any
ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan
(if any) or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA), (ii) a failure to satisfy the minimum funding standards of
Section 412 of the Code or Part 3 of Title I of ERISA by any Plan (if any) for
which any Credit Party or any ERISA Affiliate is plan administrator (as defined in ERISA) other than to the extent such failure could not reasonably be expected to result in a Material Adverse Change, (iii) a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) of any
Borrower, the Guarantor or any ERISA Affiliate; (iv) any Borrower, the Guarantor
or any ERISA Affiliate becoming liable for material increases in retiree medical, life insurance or other death benefits (contingent or otherwise) (other than as a result of a continuation of medical coverage required under section
4980B of the Code or the insurance coverage continuation provisions of applicable state law); or (v) a failure to satisfy the conditions represented, warranted and agreed to in Section 4.10 of this Agreement other than to the extent such failure could not reasonably be expected to result in a Material
Adverse Change, furnish or cause to be furnished to the Agent written notice thereof. Within ten (10) days of sending or receipt by Borrower, copies of all filings or correspondence with the Internal Revenue Service, Pension Benefit
Guaranty Corporation ("PBGC"), Department of Labor, Employee Benefit Plan (if
any), Multiemployer Plan (if any) or union, regarding any Plan (if any), or regarding or disclosing any liability or potential liability or violation of law under any such employee benefit plan or any notice from the Department of Labor or Internal Revenue Service of assessment or investigation regarding a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, notice from the Internal Revenue Service of imposition of excise tax with respect to an Employee Benefit Plan (if any), or any Form 5500 filed by any
Borrower with respect to an Employee Benefit Plan (if any) which includes a qualified accountant's opinion. Borrower further covenants and agrees to deliver to the Administrative Agent such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by the
Administrative Agent or the Lender in its sole discretion, that (i) neither
Borrower nor Guarantor are an "employee benefit plan" as defined in Section 3(3)
of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) neither Borrower nor Guarantor are subject to state statutes applicable to Borrower regulating investments and fiduciary obligations of Borrower with respect to governmental plans; and (iii)
at least one of the following circumstances is true with respect to each of
Borrower and Guarantor:

               (i)  Equity interests in Borrower or Guarantor are publicly offered securities, within the meaning of 29 C.F.R. Section
                    2510.3-101(b)(2);

               (ii) Less than 25 percent of each outstanding class of equity interests in Borrower or Guarantor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section
                    2510.3-101(f)(2); or

               (iii) Borrower or Guarantor qualifies as an "operating company"
                    or a "real estate operating company" within the meaning of
                    29 C.F.R. Section 2510.3-101(c) or (e) or an investment
                    company registered under The Investment Company Act of 1940.

                                       36

     SECTION 6.14 Fixed Charge Coverage Ratio. With respect to the Guarantor, maintain a Fixed Charge Coverage Ratio (on a consolidated trailing twelve month basis), as of any date of determination, of not less than 2.00 to 1.00.

     SECTION 6.15 Obligations of Westbrook. With respect to the Guarantor, as the sole equityholder of Technotrade, cause Technotrade to cause Westbrook to perform and comply with all duties, obligations and covenants set forth herein and in the Pledge Agreement.

     SECTION 6.16 Total Funded Debt Ratio. With respect to the Guarantor, maintain a Total Funded Debt Ratio, determined as of the last day of each of the
Guarantor's fiscal quarters commencing June 30, 2004, of not more than 3.00 to
1.00.

     SECTION 6.17 Minimum Fair Market Value of the Vessels. Maintain an Asset
Coverage Ratio at all times less than 0.85 to 1.00. If the Asset Coverage Ratio is equal to or more than 0.85 to 1.00, then the Borrower, in order to cause the
Asset Coverage Ratio to be equal to or less than 0.70 to 1.00, shall, within five (5) Business Days of such failure (x) pledge additional collateral acceptable to the Agent and the Lenders (as determined in their sole discretion)
and/or (y) pay that much of the principal balance of all outstanding Advances in order to cause compliance with this Section 6.17; provided that the amount of any payment made pursuant to this Section 6.17 shall not require payment of the related Make-Whole Amount for the principal amount of any Advances prepaid to an
Asset Coverage Ratio of 0.70 to 1.00 (for greater certainty, the Borrowers shall pay the Make-Whole Amount in respect of any payment of principal of the Advances resulting in an Asset Coverage Ratio of less than 0.70 to 1.00). Together with delivery of the financial statements described in Section 6.07(a), each Borrower shall deliver a certification certifying, based on its reasonable business judgment and compared to Vessels of like character and quality (assuming compliance with the maintenance obligations set forth herein and in each charter of a Vessel), its compliance with this Section 6.17.

     SECTION 6.18 Ownership of Borrowers. With respect to the Guarantor, own directly all of the Equity Interests of Technotrade, cause Technotrade to own directly all of the Equity Interests of Westbrook and cause Technotrade to cause
Westbrook to own directly all of the Equity Interests of each Borrower. As the indirect equity holder of each other Credit Party, the Guarantor will keep (or cause to be kept) in full force and effect each other Credit Party's existence, rights and franchises as a corporation under the laws of its jurisdiction of organization and will preserve (or cause to preserve) its and their qualification to do business as a foreign company in each jurisdiction in which such qualification is necessary to permit performance of the duties of the
Credit Parties under this Agreement and each other Transaction Document.

     SECTION 6.19 Delivery of Charters. Promptly deliver (or cause to be delivered) each charter with respect to any of the Vessels either (x) between a
Credit Party, PacRim, TBS Shipping Services Inc., Roymar Ship Management, Inc.
or any of their respective Affiliates or (y) having a term of at least six (6)
months (including any renewal options) and entered into between a Credit Party or any of its Affiliates and another Person, between PacRim or any of its
Affiliates and another Person, between Roymar Ship Management, Inc. or any of its Affiliates and another Person or between TBS Shipping Services Inc. or any of its Affiliates and another Person. The Credit Parties shall deliver (or cause to be delivered) an assignment of charter (in form and substance satisfactory to the Agent) with respect to each charter of a Vessel between,

                                       37

on the one hand, a Credit Party, PacRim, TBS Shipping Services Inc., Roymar Ship
Management, Inc. or any of their respective Affiliates and, on the other hand, any other Person.

     SECTION 6.20 Vessel Operations and Management.

          (a) Procure that each of the Vessels, shall at all times be (i)
     managed by the technical and commercial managers managing the Vessels as of the Closing Date or the applicable Drawdown Date (as the case may be), or such other managers acceptable to the Requisite Lenders in accordance with vessel management agreements acceptable to the Requisite Lenders, (ii)
     flagged under the laws of the Approved Jurisdictions and (iii) classed in the highest classification and rating for vessels of the same age and type without any outstanding conditions or recommendations affecting class
     (other than those for which the time prescribed for curing the condition or recommendation has not passed) with Lloyds Registry of Shipping, Det Norske
     Veritas, Bureau Veritas, American Bureau of Shipping, Nippon Kaiji Kyokai
     or such other classification society classing the Vessels as of the Closing
     Date or the applicable Drawdown Date (as the case may be), or with such other classification society acceptable to the Agent and permitted under the Approved Jurisdiction where the Mortgage is filed; provided, however, if a Vessel is reflagged under the laws of an Approved Jurisdiction, it shall be a condition to such reflagging that the Guarantor and the
     Borrowers deliver to the Agent (A) evidence (including an opinion of counsel, in form and substance satisfactory to the Agent) that such Vessel has been registered in the name of the related Borrower under the laws of such jurisdiction; (B) evidence (including an opinion of counsel, in form and substance satisfactory to the Agent) that the related Mortgage has been properly recorded under the laws of such jurisdiction and constitutes a first priority mortgage subject only to Permitted Encumbrances; (C)
     evidence that all necessary governmental or regulatory approvals, licenses and authorities which are necessary to the operation of the Vessel have been obtained; (D) evidence that insurances in compliance with the requirements of the Mortgage have been obtained; and (E) such other items as the Agent may reasonably require.

          (b) Comply in all material respects or to procure that the operator of each of the Vessels will comply in all material respects within the requisite applicable time limits for vessels of the same type, size, age and flag of the Vessels with the International Management Code for the Safe
     Operation of Ships and for Pollution Prevention (as the same may be amended from time to time, the "ISM Code") adopted by the International Maritime
     Organization or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter, (i) to hold or to procure that the operator of each of the Vessels holds, a valid Document of Compliance
     (being a document issued to a vessel operator as evidence of its compliance with the requirements of the ISM Code) duly issued to the related Borrower or the operator (as the case may be) pursuant to the ISM Code and a valid
     Safety Management Certificate (being a document issued to a vessel as evidence that the vessel operator and its shipboard management operate in accordance with an approved structured and documented system enabling the personnel of that vessel operator to implement effectively the safety and environmental protection policy of that vessel operator) duly issued to each of the Vessels pursuant to the ISM Code, (ii) to

                                       38

     provide the Agent with copies of any such Document of Compliance and Safety
     Management Certificate promptly following the issue thereof and after every renewal and (iii) to keep or to procure that there is kept, on board each of the Vessels a copy of any such Document of Compliance and the original of any such Safety Management Certificate.

          (c) Ensure that the laying-up of any Vessel is commercially reasonable; provided that each laid-up Vessel shall be maintained in accordance with ordinary and reasonable commercial standards for laid-up vessels, and that the Agent is notified of each lay-up within thirty (30)
     days after the commencement thereof.

     SECTION 6.21 Appraisals. Upon the request of the Agent and at the expense of the Credit Parties, jointly and severally, furnish the Agent with appraisals from an Appraiser for each of the Vessels; provided, however, except during the occurrence of a Default, such request shall not be made more than once in any twelve-month period.

     SECTION 6.22 Reimbursement for Expenses. Reimburse the Agent, or cause the
Borrowers, Westbrook and the Guarantor, jointly and severally, to reimburse the
Agent, promptly, with interest at the interest rate applicable to the Notes, for any and all expenditures which the Agent may from time to time make in providing protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys' fees and expenses, necessary or appropriate translation fees for documents made in a language other than English and other matters, in each case in respect of which a Credit Party has Defaulted in its obligation hereunder with respect to such matters, or a Credit Party has Defaulted in its
Obligations hereunder with respect to such matters, to provide. Such obligation of the Borrowers and the Guarantor to reimburse the Agent shall be an additional indebtedness due from the Credit Parties, secured by the Collateral and the
Transaction Documents, and shall be payable by the Credit Parties on demand
(unless notice of demand is waived herein or in another agreement). The Agent, though privileged to do so, shall be under no obligation to the Borrowers or the
Guarantor to make any such expenditures, nor shall the making thereof relieve the Borrowers or the Guarantor of any default in that respect. This Section 6.22 shall survive any termination of this Agreement and the satisfaction of the
Obligations.

     SECTION 6.23 Insurance. The Guarantor and the Borrowers shall cause each
Vessel to be insured by a financially sound and reputable insurance company, satisfactory to the Requisite Lenders, against loss or damage by fire, explosion, theft, Environmental Claim or other hazards which are included under casualty insurance coverage in amounts consistent with normal industry practices, and maintain or cause to be maintained with such insurers at least an unlimited amount (except for oil pollution risks which is limited to One Million
Dollars ($1,000,000) per Vessel) of comprehensive liability insurance when any part of the Vessel is operated and at least the same amount of comprehensive liability insurance when the Vessel is in storage, under policies which may cover the Guarantor and any of its Subsidiaries, and against other hazards, risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses. The Credit Parties shall deliver to the Agent, from time to time upon its request, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts of the insurance, the dates of the expiration

                                       39

thereof and the properties and risks covered thereby. All such policies shall be in form and substance satisfactory to the Agent. Any and all insurance proceeds in respect of a Vessel shall be paid in accordance with the terms and conditions of the related Security Documents.

     SECTION 6.24 Reserved.

     SECTION 6.25 Purchase Agreements. On their own behalf and on behalf of the
Agent and the Lenders, enforce all of its material rights under any agreement pursuant to which it acquired a Vessel and all warranties in respect of a
Vessel.

     SECTION 6.26 Investment Company Act. Conduct its operation in a manner which will not subject it to registration as an "investment company" under the
Investment Company Act.

     SECTION 6.27 Payments on Collateral. If it shall receive from any Person any amounts with respect to the Collateral, then, in accordance with this
Agreement and the other Transaction Documents, it shall receive such payment in trust for the Agent (as secured party hereunder and under the other Transaction
Documents) and from and after the occurrence and continuance of an Event of
Default or as otherwise provided in the Transaction Documents, it shall immediately remit such amounts to the Agent.

     SECTION 6.28 Maintenance of Vessels. At its own cost and expense, maintain, repair, refurbish and keep (or cause to be maintained, repaired, refurbished or kept) each Vessel, (i) according to prudent industry practice, (ii) seaworthy and otherwise capable of performing in all material respects the function for which it was designed and shall be in good working order with allowance for normal wear and tear, (ii) suitable for continued commercial use, (iii) in a manner consistent with maintenance, repair and refurbishment practices used by it in respect of Vessels owned, serviced or leased by it (or any of its
Affiliate), (iv) in accordance in all material respects with all manufacturer's warranties in effect and in accordance with all applicable provisions, if any, of insurance policies required to be maintained, and (v) in compliance in all material respects with any applicable laws (including, without limitation, annual inspections required under Panamanian law). In no event shall it adversely discriminate in any material respect as to the use or maintenance, repair or refurbishment of any Vessel as compared to any other vessel of a similar nature which it owns, services or leases. It will maintain, or cause to be maintained, in all material respects all records, logs and other materials required by applicable law, relevant industry standards or any Governmental
Authority having jurisdiction over any Vessel. All such records, logs and other materials shall be held for the benefit of the Agent and the Lenders.

     SECTION 6.29 Registration and Documentation. A Borrower may provisionally register title to a Vessel in accordance with the laws of an Approved
Jurisdiction. Each Credit Party shall, within six months of a Borrower's receipt of the certified copy of the legalized or apostilled Bill of Sale and Acceptance for a Vessel or such other period as may be permitted under the laws of the
Approved Jurisdiction and that does not result in the deletion of the Vessel from the Registry for any period of time (x) obtain permanent registration of each Vessel in its Approved Jurisdiction and take all actions incidental to obtaining such permanent registration (including, without limitation, completing the inspection required under Panamanian law) and (y) deliver a certified copy of permanent registration for each Vessel to the Agent. Each Borrower also agrees

                                       40

to cause this Mortgage to be translated into Spanish by an authorized Panamanian public translator, protocolized by a notary public into a notarial document which can be filed at the Panamanian public registry and filed at the public registry of Panama on or before December 1, 2004.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

     The Guarantor covenants and agrees that, so long as this Agreement shall remain in effect or any of the Obligations shall be outstanding, it shall not, and shall cause Westbrook to not permit any of the Borrowers to, without the prior written consent of the Requisite Lenders:

     SECTION 7.01 Indebtedness. With respect to a Borrower, contract for, create, incur, assume or suffer to exist any Indebtedness.

     SECTION 7.02 Liens. Create, assume, permit or suffer to exist any mortgage, pledge, encumbrance, security interest or other Lien securing an obligation on any Vessel or on any other assets of a Borrower, whether now owned or hereafter acquired, except Permitted Encumbrances.

     SECTION 7.03 Asset Sales. Without the prior written consent of the
Requisite Holders, sell, lease, transfer, assign or otherwise dispose of any
Vessel or other Collateral.

     SECTION 7.04 Assignment of Insurances. Except pursuant to the Assignment of
Earnings and Insurances, grant an assignment or permit or suffer to exist any mortgage, pledge, encumbrance, security interest or other Lien on the Insurances relating to a Vessel.

     SECTION 7.05 Sale of Notes or Accounts Receivable. With respect to the
Borrowers, sell, lease, transfer, assign or otherwise dispose of any notes, accounts receivable or other obligations owed to by any Person, except (a) for the purpose of collection in the ordinary course of its business and (b) to the extent that, both before and after giving effect to any such sale, lease, transfer, assignment or disposition (taking into account any prepayment to be made to the Lenders under this Agreement from the net proceeds of any such sale, lease, transfer, assignment or disposition), no Default or Event of Default would exist hereunder.

     SECTION 7.06 Sale and Leaseback. Without the prior written consent of the
Requisite Lenders, enter into any arrangements, directly or indirectly, with any
Person whereby it shall sell or transfer any Collateral or other property, whether real or personal, of the Borrowers, whether now owned or hereafter acquired.

     SECTION 7.07 Restricted Payments. With respect to any Borrower, except in connection with the exercise of rights by the Agent under a Pledge Agreement, from and after the occurrence of a Default, declare or pay any dividend or make any distribution on its capital stock or purchase, redeem, acquire or otherwise retire any capital stock for value (in each case, a "Restricted Payment").

     SECTION 7.08 Investments. With respect to a Borrower, make any Investment unless at the time of, and after giving effect to, the making of any proposed
Investment, no Default or

                                       41

Event of Default has occurred and is continuing or would occur as a consequence of the making of such Investment. Notwithstanding the foregoing sentence, the
Borrowers may make the following Investments at any time: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof, and (b)
investments in certificates of deposit, banker's acceptances and time deposits maturing within the earlier of (x) the Maturity Date and (y) 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.

     SECTION 7.09 Restriction on Payment Restrictions Affecting Borrowers.
Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than pursuant to this Agreement) on the ability of a
Borrower to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits or pay any
Indebtedness owed to the Guarantor, (b) make advances or loans to the Guarantor or (c) transfer any of its properties or assets to the Guarantor, except for such encumbrances or restrictions existing under or by reason of applicable law.

     SECTION 7.10 Change in Business. Engage (directly or indirectly) primarily in any business other than its business as of the Closing Date and other businesses reasonably related thereto.

     SECTION 7.11 OFAC. Permit any Vessel pledged as Collateral to be located, operated or used (directly or indirectly) in a Prohibited Jurisdiction or by a
Prohibited Person, and no lessee or sublessee shall be a Prohibited Person or organized in a Prohibited Jurisdiction; provided that, with respect to a
Prohibited Jurisdiction, a Vessel may be located, operated or used in such
Prohibited Jurisdiction to the extent that (a) TBS North America Liner, Ltd.
and/or the operator of the Vessel, as required by law, has obtained all required valid and effective licenses from all United States Governmental Authorities permitting the location, operation and/or use of such Vessel in such Prohibited
Jurisdiction notwithstanding a prohibition order (or any similar order or directive), sanction or restriction promulgated or administered by any
Governmental Authority, including, without limitation, the Office of Foreign
Assets Control of the United States Treasury Department, the United States
Department of Commerce and the United States Department of State, (b) such operator locates, operates and/or uses such Vessel in accordance with the terms and conditions of such license, (c) such license is maintained in full force and effect during any location, operation and/or use of such Vessel in such
Prohibited Jurisdiction, and (d) a certified copy of such license (together with renewals thereof and any amendments, supplements, or other modifications thereto) has been promptly delivered to the Agent.

     SECTION 7.12 Transactions with Affiliates. With respect to a Borrower, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to such Person as would be obtainable by such Person at the time in a comparable arm's-length transaction with a Person other than an Affiliate. With respect to the Guarantor or Westbrook, enter into any transaction or series of related transactions, whether or not in the ordinary course of business,

                                       42

with any Borrower, other than on terms and conditions substantially as favorable to such Person as would be obtainable by such Person at the time in a comparable arm's-length transaction with a Person other than an Affiliate. Notwithstanding the foregoing, the restrictions set forth in this Section 7.12 shall not apply to (a) the payment of reasonable and customary fees to directors of a Borrower who are not employees of such Borrower, (b) any other transaction with any employee, officer or director of the Guarantor, a Borrower or any of their respective Subsidiaries pursuant to employee benefit plans and compensation arrangements in amounts customary for corporations similarly situated to the
Guarantor, such Borrower or any such Subsidiary and entered into the ordinary course of business and approved by the Board of Directors of the Guarantor or such Borrower or any committee thereof or the Board of Directors of such
Subsidiary, (c) any Restricted Payment permitted by Section 7.07 and (d) the
Pooling Arrangements.

     SECTION 7.13 Changes in Offices or Names. Change the name or location of the chief executive office of any Credit Party, the office of the chief place of business any such Credit Parties, or the office of the Credit Parties in which the records relating to the Collateral and the Credit Parties have taken at their own cost and expense all action necessary or advisable so that such changes do not impair the security interest, perfection or priority of the Agent in, to or under any of the Collateral are kept unless the Agent shall have received thirty (30) days prior written notice of such change.

     SECTION 7.14 Changes in Fiscal Year. Change its fiscal year.

     SECTION 7.15 Other Indebtedness. With respect to any Vessel owned
(directly, beneficially or controlled by agreement), engage in any offering, placement or arrangement of any Indebtedness of the Credit Parties or their
Affiliates, other than the transaction described in this Agreement.

     SECTION 7.16 Consolidation, Merger and Sale of Assets. With respect to a
Borrower, consolidate with, or merge with or into, any other Person or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property or assets; and, with respect to the Guarantor, consolidate with, or merge with or into, any other
Person or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property or assets unless the Guarantor has satisfied each of the following conditions:

          (a) The entity formed by such consolidation or into which such Credit
     Party is merged or the Person which acquires by conveyance or transfer substantially all of the assets of such Credit Party as an entirety shall expressly assume all of the obligations of such Credit Party under this
     Agreement and the other Transaction Documents pursuant to a written supplement to this Agreement executed in accordance with Article XI.

          (b) Immediately prior to and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and the Agent shall have received a certificate from an Executive Officer to such effect.

                                       43

          (c) The Agent shall have received an opinion of counsel (in form and substance satisfactory to the Agent) regarding the due existence and good standing of the merged or consolidated entity, the due assumption, legality, validity and enforceability of this Agreement and the other
     Transaction Documents, the title to the related Vessels and the priority of the Mortgages, as applicable.

          (d) Upon any consolidation or merger, or any conveyance or transfer of substantially all of the assets of such Credit Party as an entirety in accordance with this Section 7.16, the successor entity formed by such consolidation or into which such Credit Party is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Credit Party under this
     Agreement and the other Transaction Documents with the same effect as if such successor entity had been named as a Credit Party herein. No such conveyance or transfer of substantially all of the assets of such Credit
     Party as an entirety shall have the effect of releasing such Credit Party or any successor entity which shall theretofore have become such in the manner prescribed in this Section 7.16 from its liability hereunder.
     Nothing in this Section 7.16 shall restrict any Borrower from chartering the Vessels so long as such charters are not bareboat charters.

     SECTION 7.17 Prohibited Transactions. Neither Borrower, Guarantor nor any
ERISA Affiliate has engaged in any transaction prohibited by Section 408 of
ERISA or Section 4975 of the Code.

     SECTION 7.18 Amendment or other Modification of Certain Documents. Without the prior written consent of the Agent, none of the Borrowers or the Guarantor shall (or shall permit) amend or modify (or permit the amendment or other modification) of (x) the articles of incorporation, by-laws or other organizational documents of any Borrower in any manner that would adversely affect the rights of the Agent or the Lenders hereunder or under the other
Transaction Documents or impair the duties or obligations of a Borrower hereunder or under any other Transaction Document, or (y) any Filipino Bareboat
Charter, any Memorandum of Three Party Agreement or any pooling agreement to which a Borrower is a party or a Vessel is subject; provided that the Credit
Parties shall extend the term of the Filipino Bareboat Charter and each
Memorandum of Three Party Agreement from time to time so that the term thereof does not expire prior to the satisfaction and payment of all obligations of the
Credit Parties under the Transaction Documents.

     SECTION 7.19 Regarding the Vessels. No Credit Party shall permit the registration of any Vessel in an Approved Jurisdiction to lapse and, without the prior written consent of the Agent, delete the registration of any Vessel from the registry of any Approved Jurisdiction.

                                  ARTICLE VIII
                             AGREEMENT TO GUARANTEE

     SECTION 8.01 Obligations Guaranteed.

          (a) In consideration for the Commitments, the Guarantor hereby unconditionally and irrevocably guarantees to each of the Agent and the
     Lenders (i) the

                                       44

     full and prompt payment of the principal of the Notes and the indebtedness represented thereby when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise; (ii) the full and prompt payment of interest on the Notes when and as the same shall become due and payable (including interest at the Overdue Rate on any part of the principal amount, interest amount or other amount due under this Agreement and not paid when due);
     (iii) the full and prompt payment of an amount equal to each and all of the payments and other sums when and as the same shall become due, required to be paid by a Borrower under the terms of this Agreement and under each of the other Transaction Documents to which it is a party (including, without limitation, any indemnity for any loss, claim, expense or liability
     (including, without limitation, any Environmental Claims) that the Agent, a
     Lender or any of their respective officers, directors, employees or agents may suffer or incur) and (iv) the full and prompt performance and observance by a Borrower and Westbrook of the obligations, covenants and agreements required to be performed and observed by such Borrower and/or
     Westbrook under the terms of this Agreement and under each of the other
     Transaction Documents to which it is a party (items (i) through (iv), the
     "Guarantee Obligations"). The Guarantor hereby irrevocably and unconditionally agrees that upon any default by a Borrower in the payment, when due, of any principal of, interest on or other amounts (including amounts in respect of fees and indemnification owing to the Agent or the
     Lenders) due under the Notes, this Agreement or any other Transaction
     Document, the Guarantor will promptly pay the same within ten (10) days after receipt of written demand therefor from the Agent or any Lender. The
     Guarantor further hereby irrevocably and unconditionally agrees that upon any default by a Borrower in any of its obligations, covenants and agreements required to be performed and observed by such Borrower under this Agreement or under any other Transaction Document to which it is a party, the Guarantor will effect the observance of such obligations, covenants and agreements within ten (10) days after receipt of written demand therefor from the Agent or any Lender.

          (b) All payments by the Guarantor shall be paid in the lawful currency of the United States. Each and every default (i) in the payment of the principal of, premium, if any, interest on or other amounts due under the
     Notes, (ii) in the payment of any sum required to be paid by a Borrower under the terms of this Agreement or the other Transaction Documents, or
     (iii) in the prompt performance and observance by a Borrower of all of the obligations, covenants and agreements required to be performed and observed by such Borrower under the terms of the Transaction Documents, shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

          (c) The Guarantor further agrees that the Guarantee Obligations constitute an absolute, unconditional, present and continuing guarantee of performance and payment and not of collection, and waives any right to require that any resort be had by the Agent and the Lenders to (i) any security held by or for the benefit of the Agent and the Lenders for payment of the principal of, premium, if any, interest on or other amounts due under the Notes, this Agreement or the Transaction Documents, (ii) the
     Agent's and Lenders' right against any other Person, or (iii) any other right or remedy available to the Agent and the Lenders by contract, applicable law or otherwise. The Guarantee Obligations are

                                       45

     direct, unconditional and completely independent of the obligations of any other Person or entity, and a separate cause of action or separate causes of action may be brought and prosecuted against the Guarantor without the necessity of any other party or previous proceeding with or exhausting any other remedy against any other Person who might have become liable for the indebtedness or of realizing upon any security held by or for the benefit of the Agent and the Lenders.

          (d) The Guarantor shall pay to the Agent and the Lenders all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Agent and the Lenders upon the occurrence of an Event of Default under any or all of the Transaction Documents.

     SECTION 8.02 Guarantee Obligations of Guarantor Unconditional. The
Guarantee Obligations shall be absolute and unconditional and shall remain in full force and effect until (1) the entire principal of, premium, if any, interest on and other amounts due under the Notes shall have been paid and (2)
all other sums payable by the Borrowers and the Guarantor under this Agreement and the other Transaction Documents have been paid in full (including, without limitation, Section 8.01 hereof) have been paid in full, and, to the extent permitted by law, such Guarantee Obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor:

          (a) the invalidity, irregularity, illegality, frustration or unenforceability of, or any defect in, (i) any Transaction Document or (ii)
     any collateral security given in connection therewith;

          (b) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Notes or any other obligation of a Credit Party or any other obligor or to vary any terms of payment;

          (c) any claim of immunity on behalf of a Credit Party or any other obligor or with respect to any property of a Credit Party or any other obligor;

          (d) the waiver, compromise, settlement, release, extension, change, modification or termination of any or all of the obligations, covenants or agreements of (i) a Credit Party under this Agreement or any other
     Transaction Document (except by payment in full of all its Obligations under this Agreement) or (ii) the Guarantor with respect to the Guarantee
     Obligations (except by payment in full of all the Guarantee Obligations hereunder);

          (e) the failure to give notice to the Guarantor of the occurrence of a
     Default or an Event of Default hereunder or under any other Transaction
     Document;

          (f) the transfer, assignment, sublease or mortgaging, or the purported or attempted transfer, assignment, sublease or mortgaging, of all or any part of the interest of a Credit Party in any of its properties, or any failure of or defect in the title with respect to a Borrower's interest in any of its properties;

                                       46

          (g) the release, sale, exchange, surrender or other change in any collateral security for payment of the Obligations of the Borrowers;

          (h) the extension of the time for payment of any amounts payable on the Notes or any part thereof or of the time for performance of any other obligations, covenants or agreements under or arising out of this
     Agreement, any other Transaction Document or the extension or the renewal of any thereof;

          (i) the modification or amendment (whether material or otherwise) of any Guarantee Obligation, covenant or agreement set forth in any
     Transaction Document;

          (j) the taking of, or the omission to take, any of the actions referred to in this Agreement or any Transaction Document;

          (k) any failure, omission, delay, or lack on the part of the Agent or the Lenders or any other Person to enforce, assert or exercise any right, power or remedy conferred on the Agent and the Lenders or such other Person in this Agreement or any other Transaction Document;

          (l) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement or composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor or any of their assets, or any allegation or contest of the validity of this Agreement, or any other Transaction Document, or the disaffirmance or attempted disaffirmance of this Agreement or any other
     Transaction Document, in any such proceedings;

          (m) any event or action that would, in the absence of this Section, result in the release or discharge of the Guarantor from the performance or observance of any Guarantee Obligation, covenant or agreement contained in this Guarantee, other than the performance thereof;

          (n) the default or failure of any Guarantor to fully perform any of its Guarantee Obligations;

          (o) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor;

          (p) the actual or purported assignment of any of the Guarantee
     Obligations;

          (q) the receipt and acceptance by the Agent or the Lenders of notes, checks or other instruments for the payment of money made by the Guarantor and any extensions and renewals thereof (other than the payment in full of the entire principal of, premium, if any, interest on and other amounts due under the Notes and all other sums payable by the Borrowers and the
     Guarantor under this Agreement and the other Transaction Documents);

                                       47

          (r) to the extent permitted by law, the release or discharge of the
     Guarantor from the performance or observance of any guaranteed obligation, covenant or agreement contained herein by operation of law;

          (s) any release or impairment of the Collateral pledged under this
     Agreement or any other Transaction Document;

          (t) the release, substitution or replacement in accordance with the terms of any Transaction Document of any property subject thereto or any redelivery, repossession, surrender or destruction of any such property, in whole or in part;

          (u) any limitation on the liability or obligations of a Borrower under this Agreement or any other Transaction Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of this Agreement or any other Transaction Document, or any term thereof;

          (v) the merger or consolidation or any sale, lease or transfer of any or all of the assets of any Borrower or the Guarantor to any Person; or

          (w) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

     SECTION 8.03 Waiver by Guarantor; Expenses. The Guarantor hereby expressly
(A) waives notice from the Agent and the Lenders of its acceptance and reliance on the Guarantor's Guarantee or of any action taken or omitted in reliance hereon, (B) waives diligence, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against the Borrowers or against any other obligor under any of the Transaction
Documents or against the Collateral or any other collateral security for the
Obligations, (C) waives any right to require a proceeding first against the
Borrowers or to exhaust any security for the performance of the obligations of the Borrowers, (D) agrees that the liability of the Guarantor shall not be affected or decreased by any amendment, termination, extension, renewal, waiver, modification or any, pledge or assignment of this Agreement or the rejection or disaffirmance thereof in any bankruptcy or like proceedings, and (E) agrees that if any payment under the Transaction Documents is rescinded or otherwise must be returned by the Lenders or any assignee thereof for any reason whatsoever, then the Guarantee Obligations shall continue to be effective or reinstated with respect to such payment as though the Borrowers had never received such payment.
The Guarantor agrees to pay all costs, fees, commissions and expenses
(including, without limitation, all court costs and reasonable attorneys' fees)
which may be incurred by the Agent or the Lenders in enforcing or attempting to enforce the Guarantee Obligations following any default on the part of the
Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

     SECTION 8.04 Other Security. The Agent and Lenders may pursue their rights and remedies against the Guarantor or any other Credit Party notwithstanding (a)
any other Guarantee of or security for the Obligations and (b) any action taken or omitted to be taken by the Agent, the Lenders or any other Person to enforce any of the rights or remedies under such other guarantee or with respect to any other security.

                                       48

     SECTION 8.05 No Set-off by the Guarantor. No set-off, abatement, recoupment, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature which the Guarantor has or may have with respect to a claim hereunder, shall be available hereunder to the Guarantor against the
Agent or the Lenders.

     SECTION 8.06 Reserved.

     SECTION 8.07 Limitation on Liability. Any term or provision of this
Agreement or any other Transaction Document to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by the
Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Agreement or any other Transaction Document, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                                   ARTICLE IX
              EVENTS OF DEFAULT; REMEDIES; APPLICATION OF PROCEEDS

     SECTION 9.01 Events of Default. Any one or more of the following events shall constitute an Event of Default:

          (a) if any payment of any Reduction Amount, interest, fees, charge or any other amounts due to the Agent or the Lenders under the Notes, this
     Agreement, the Mortgages, or any Transaction Document, whether at the stated maturity thereof or at any date fixed for payment by acceleration, by notice of prepayment or otherwise, shall not be made on the due date thereof and if such failure to pay shall remain unremedied for five (5)
     Business Days;

          (b) if any Credit Party (or Person acting on behalf of a Credit Party)
     shall default in the performance or observance of any covenant contained in
     Sections 6.01(a), 6.07, 6.14, 6.16, 6.17, 6.18, 6.23 or in Article VII of
     this Agreement, Section 4.01, Section 4.02 or Article V of the Assignment
     of Earnings and Insurances, the second sentence of Section 5 and Section
     7(a) of the Pledge Agreement(s) and Article I, Sections 4, 5(a)(ii), 7, 9,
     10, 12(a), 13(b), 14 and 19 of the Mortgages;

          (c) if any Credit Party (or Person acting on behalf of a Credit Party)
     shall default in any material respect in the performance or observance of any covenant contained in Article VI of this Agreement or any other covenant, agreement or condition (other than those set forth in (a) or (b)
     above) contained in this Agreement or in any other Transaction Document and such default shall not be cured by the earlier of (i) twenty (20) days after an Executive Officer of such Credit Party had actual knowledge of such default and (ii) twenty (20) days after receipt by such Credit Party of notice thereof from the Agent;

          (d) if any representation or warranty made by a Credit Party (or
     Person acting on behalf of a Credit Party) herein or in any other
     Transaction Document shall prove to have been false, incorrect or misleading in any material respect on the date as of which made and uncured at the time discovered and shall not have been cured by the earlier of (i)
     30 days after an Executive Officer of such Credit Party obtains actual knowledge

                                       49

     thereof and (ii) 30 days after receipt by such Credit Party of notice thereof from the Agent or a Lender;

          (e) if a Credit Party shall (i) generally not be paying its debts as they come due, (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act, (iii) become insolvent or make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian or receiver of itself or of the whole or any substantial part of its property, (v) on a petition in bankruptcy filed against it, have an order for relief entered against it or (vi) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law;

          (f) if an involuntary petition in bankruptcy shall be filed against a
     Credit Party or any of their respective subsidiaries and not dismissed within 60 days from the date of the filing;

          (g) (i) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or fail to make a required installment payment on or before the due date under Section 412 of the Code or Section 302 of ERISA, or (ii)
     Borrower, Guarantor or any ERISA Affiliate shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section
     406 of ERISA which could result in the imposition of liability on any of
     Borrower, Guarantor or any ERISA Affiliate and an exemption shall not be applicable or have been obtained under Section 408 of ERISA or Section 4975 of the Code, or (iii) Borrower, Guarantor or any ERISA Affiliate shall fail to pay when due or is in default on an amount which it shall have become liable to pay to the PBGC, any Plan, any Multiemployer Plan or a trust established under Section 4049 of ERISA, or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (v) ERISA, or (v) a proceeding shall be instituted against any of Borrower, Guarantor or ERISA Affiliate to enforce
     Section 515 of ERISA, or (vi) any other event or condition shall occur or exist with respect to any Employee Benefit, Plan or Multiemployer Plan which could subject Borrower, Guarantor or any ERISA Affiliate to any tax,
     penalty or other liability or the imposition of any lien or security interest on Borrower, Guarantor or any ERISA Affiliate, (vii) Borrower or
     Guarantor shall incur any liability for any post-retirement or post-termination health or life insurance or (viii) the assets of Borrower or Guarantor become or are deemed to be assets of an Employee Benefit Plan.
     No Event of Default shall be deemed to be, or have been, waived or corrected because of any disclosure by Borrower or Guarantor;

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of such Credit Party, a custodian or receiver of a Credit Party, or of the whole or any substantial part of its property, or approving a petition filed against such entity seeking reorganization or arrangement of such entity under applicable law, and such order, judgment or decree shall not be set aside or stayed within
     60 days from the date of its entry;

                                       50

          (i) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of a Credit Party or of the whole or any substantial part of such entity's property and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of custody or control;

          (j) if a final judgment, a fine or other order for the payment of money in excess of $1,000,000 or the equivalent thereof in another currency shall be rendered by a court or administrative agency against a Credit
     Party and such entity shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of its entry and within the 30-day period, or any longer period during which execution of such judgment, fine or other order shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during the appeal;

          (k) if a Credit Party shall default (as principal or guarantor or other surety) in any payment of principal or interest on any obligation for money borrowed beyond any period of grace provided with respect thereto, or if any other default under any agreement under which any such obligation is created or under any instrument securing or evidencing such obligation, shall have occurred, if the effect of such other default is to cause, or permit the holder of such obligation to cause, such obligation to become due prior to its stated maturity, provided, however, in the case of any such obligation for money borrowed as to which any such default in any payment of principal or interest or any such other default has occurred, it shall not constitute an Event of Default under this clause (j) unless (i)
     with respect to any such obligation for borrowed money evidenced by common loan documents (such as a single credit agreement or a single series of notes), the principal amount of such obligation exceeds $1,000,000, or (ii)
     the principal amount of all such obligations for money borrowed (including, without limitation, any such obligations described in the immediately preceding clause (i)) as to which any such default then exists exceeds
     $1,000,000 in aggregate;

          (l) if an Event of Default has occurred and is continuing under a
     Security Document, or if any of the Transaction Documents shall for any reason other than the satisfaction in full of the Obligations cease to be, or be asserted by a Credit Party not to be, a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms;
     or

          (m) if a Borrower ceases to be a direct or indirect Wholly-Owned
     Subsidiary of the Guarantor without the written consent of the Requisite
     Lenders.

     SECTION 9.02 Waiver of Default. Any Event of Default may be waived only with the written consent of the Requisite Lenders. Any Event of Default so waived shall be deemed to have been cured and not to be continuing, but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising therefrom.

                                       51

     SECTION 9.03 Remedies. Upon the occurrence and during the continuance of an
Event of Default, the Requisite Lenders or the Agent, on behalf and for the ratable benefit of the Lenders, may, at the direction of the Requisite Lenders, do any one or more of the following, all of which are hereby authorized by the
Guarantor and each of the Borrowers:

          (a) declare (i) all or any of the Notes, the Obligations of the Credit
     Parties under this Agreement, the other Transaction Documents and any other instrument executed by any of them pursuant to the Transaction Documents to be immediately due and payable and, upon such declaration, such obligations so declared due and payable shall immediately become due and payable;
     provided, however, that if such Event of Default is under any of Sections
     9.01(e), (f), (h) or (i), then all of the Obligations shall become immediately due and payable forthwith without the requirement of any notice or other action by the Lenders or the Agent;

          (b) terminate the rights, powers and privileges of the Credit Parties under the Transaction Documents (including, without limitation, declaring the Commitments and other lending obligations under the Transaction
     Documents, if any, terminated, whereupon the Commitments and such other lending obligations, if any, of each Lender shall immediately terminate);

          (c) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article and any of the other
     Transaction Documents (including, without limitation, the Security
     Documents), available to a secured party under the UCC and all other rights, remedies and powers irrespective of whether the UCC applies to the affected Collateral) permitted by applicable law; and

          (d) bring suit at law or in equity, to collect the payments due under each of the Transaction Documents and to recover judgment for the
     Obligations hereby secured, and collect the same out of any and all of the
     Collateral.

     SECTION 9.04 Rights of Set-Off. Regardless of the adequacy of any
Collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Lender to a Credit Party may be set-off against the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such
Credit Party to the Lenders. Any Lender that exercises any such set-off right shall use reasonable diligence to notify such Credit Party of any such exercise, provided that the failure of such Lender to provide any such notice shall not affect the validity of such Lender's exercise of such set-off right.

     SECTION 9.05 Rights and Remedies Cumulative. The Lenders' and the Agent's
rights and remedies under this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in admiralty, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Agent or the Lenders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. The Lenders

                                       52

and the Agent shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by any Lender or the Agent of one right or remedy shall be deemed an election. No delay or omission by any Lender or the Agent shall constitute a waiver, election or acquiescence by such party.

     SECTION 9.06 Specific Remedies. Upon the occurrence and during the continuance of an Event of Default or after the declaration that all of the obligations are due and payable:

          (a) At the request of the Agent, each Credit Party shall promptly execute and deliver such instruments and other documents as the Agent may deem necessary or advisable to enable the Agent to obtain possession of all or any part of the Collateral to which possession the Lenders shall at the time be entitled hereunder. If a Credit Party shall for any reason fail to execute and deliver such instruments and documents after such request by the Agent, the Agent may obtain a judgment conferring on the Agent the right to such possession on behalf of the Lenders immediately and requiring such Credit Party to deliver such instruments and documents to the Agent, to the entry of which judgment such Credit Party hereby specifically consents.

          (b) The Agent, on behalf of the Lenders, may proceed to enforce the rights of the Lenders by directing payment to it of all monies payable under any agreement or undertaking constituting a part of the Collateral, by proceedings in any court of competent jurisdiction for the appointment of a receiver or for sale of all or any part of the Collateral possession to which the Lenders shall at the time be entitled hereunder or for foreclosure of such Collateral, and by any other action, suit, remedy or proceeding authorized or permitted by this Agreement or by law or by equity, and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Lenders asserted or upheld in any bankruptcy, receivership or other judicial proceedings.

          (c) The Agent shall be entitled to set-off against and withdraw all amounts constituting a part of the Collateral and to apply the same as follows:

          First: To the payment of all reasonable fees, expenses and/or costs, including, without limitation, costs, fees and/or expenses in connection with any taking, operating, attorney's fees and expenses, court costs and other expenses or advances made or incurred by the
          Agent in connection with the ascertainment or protection of its rights and the pursuance of its remedies hereunder or under any of the
          Transaction Documents (including, without limitation, the reasonable fees and expenses of counsel);

          Second: To the payment of interest on the Notes;

          Third: To the payment of principal on the Notes;

          Fourth: To the payment of all amounts due to the Agent and the Lenders in respect of taxes, indemnities, costs, fees, expenses, premiums, purchase

                                       53

          of liens or otherwise under the provisions hereof or under any of the
          Transaction Documents;

          Fifth: To the payment of the Obligations, other than those referred to in clauses First through Fifth above; and

          Sixth: To the payment of any surplus thereafter remaining to the
          Guarantor, for payment to the applicable Borrower or whomever may be lawfully entitled thereto.

          (d) Without limiting the foregoing, the Agent and the Lenders, their respective assigns and legal representatives shall have all the remedies of a secured party under applicable law and such further remedies as from time to time may hereafter be provided pursuant to such law for a secured party.
     In exercising its power of sale, the Agent shall be entitled to add to the
     Loans any and all of the Agent's or Lenders' expenses incurred in connection therewith.

     SECTION 9.07 Restoration of Rights and Remedies. In case the Agent or a
Lender shall have proceeded to enforce any right, power or remedy under this
Agreement or any other Transaction Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent or such Lender, then and in every such case the Credit Parties, the Agent and the Lenders shall be restored to their former positions and rights hereunder with respect to this Agreement, the Transaction Documents, the Collateral, and all rights, remedies and powers of the Agent and the Lenders shall continue as if no such proceedings had been taken.

                                    ARTICLE X
                         RELATIONSHIP AMONG THE LENDERS

     SECTION 10.01 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes GMAC CF as the Agent under this Agreement and under each of the other Transaction Documents and irrevocably authorizes the
Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Transaction Document, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the
Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder or the other Transaction Documents, and promptly to distribute to each Lender its pro rata share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which an officer of the
Agent has actual knowledge acquired in connection with its agency hereunder, (c)
to act as Agent on behalf of the Lenders under the other Transaction Documents and to exercise all rights granted to the Agent under this Agreement and the other Transaction Documents; and (d) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement or the other Transaction Documents as received by the
Agent; provided, however, that no duties or responsibilities herein or therein shall be implied to

                                       54

have been assumed by the Agent. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the
Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this
Agreement or any other Transaction Document or otherwise exist against the
Agent.

     SECTION 10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the gross negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care or for any action it takes on the advice of counsel.

     SECTION 10.03 Liability of Agent. None of the Agent-Related Persons shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document (except for its own gross negligence or willful misconduct), (b) be liable as a consequence of any failure or delay in performance by, or any breach by, any other Lender or any other Person, of its obligations under this Agreement or any other Transaction Document or (c) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by a Credit Party, or any officer thereof, contained in this Agreement or in any other Transaction
Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this
Agreement or any other Transaction Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of a Credit
Party or any other party to this Agreement or any other Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of any Credit Party.

     SECTION 10.04 Reliance by the Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon (i) any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or
     Persons, and (ii) any advice or statements of legal counsel (including counsel to the Borrowers or the Guarantor), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other
     Transaction Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction

                                       55

     Document in accordance with a request or consent of the Requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions precedent specified in Article V, each Lender that has executed this
     Agreement or shall hereafter execute and deliver an Assignment and
     Acceptance in accordance with Section 10.11 shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender, unless an officer of the Agent responsible for the transactions contemplated by the
     Transaction Documents shall have received notice from the Lender prior to the borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the
     Lender shall not have made available to the Agent the Lender's
     Proportionate Share of such borrowing.

     SECTION 10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of any Reduction Amount, interest and fees required to be paid to the Agent on behalf and for the benefit of the
Lenders, unless the Agent shall have received written notice from a Lender or a
Borrower referring to this Agreement, describing such Default or Event of
Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the
Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Lenders in accordance with this Agreement; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or
Event of Default as it shall deem advisable or in the best commercial interest of the Lenders.

     SECTION 10.06 Credit Decision. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of a Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable
Lender regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the
Borrowers under and pursuant to this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or

                                       56

responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers, which may come into the possession of any of the Agent-Related Persons.

     SECTION 10.07 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers and the Guarantor, jointly and severally, shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time
(including at any time following the repayment of the Notes and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the Transaction Documents or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender or Borrower shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent-Related Person's gross negligence or willful misconduct. Without limiting the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorney fees) incurred by the
Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement, any other Transaction Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of a Credit Party. The obligation of the Lenders and the Borrowers in this Section 10.07 shall survive the payment of the Obligations. If, and to the extent that the obligations under this Article X are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

     SECTION 10.08 Agent in Individual Capacity. GMAC CF and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Guarantor, a Borrower and/or any of their respective affiliates as though GMAC CF were not the Agent hereunder and without notice to or consent of the Lenders. With respect to its
Proportionate Share, GMAC CF shall have the same rights and powers under this
Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include GMAC CF in its individual capacity.

     SECTION 10.09 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, (i) the Agent may resign upon thirty (30)
days' notice to the Lenders and the Borrowers and (ii) the Agent, at the request of the Requisite Lenders shall resign. If the Agent shall resign as Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the
Lenders.

                                       57

Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated.
After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The covenants contained in this Article X shall survive the payment or satisfaction in full of all other obligations. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation or the Requisite Lenders shall have requested the resignation of such Agent, then
(i) the retiring Agent may, on behalf of the Lenders and the Borrowers, appoint a successor Agent, if such Agent shall have resigned by notifying the Lenders, or (ii) otherwise, the Requisite Lenders may petition a court of competent jurisdiction to replace the terminated Agent, in each case (except as waived by the Requisite Lenders) which successor shall be a bank with an office in New
York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Any successor Agent appointed under this
Section 10.09 shall be reasonably acceptable to Borrower. The retiring Agent shall execute and deliver any and all instruments or documents necessary or advisable to transfer its rights, powers, privileges and duties hereunder and under the other Transaction Documents and to maintain the perfection and priority of all security interests granted under the Transaction Documents.

                                       58

     SECTION 10.10 Collateral Matters.

          (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to the Collateral which may be necessary to perfect and maintain perfected the security interest in and
     Liens upon the Collateral granted pursuant thereto.

          (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon payment in full of all of the Notes and all other
     Obligations then payable under this Agreement and under any other
     Transaction Document; (ii) consisting of an instrument evidencing
     Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (iii) if approved, authorized or ratified in writing by all of the Lenders or (iv) upon any sale, transfer, assignment or other disposition of any Collateral, to the extent that the same is expressly permitted by the terms of this Agreement and the other
     Transaction Documents. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10(b).

     SECTION 10.11 Assignments, Participations, Etc.

          (a) Any Lender may at any time assign and delegate to one or more
     Eligible Lender (each an "Assignee") all, or any ratable part of all, of the Notes and the other interests, rights and obligations of such Lender hereunder. In the event of a partial assignment (other than to another
     Lender or an Affiliate of a Lender), such assignment shall be in a minimum amount of not less than $1,000,000 or such Lender's entire Proportionate
     Share, in each case, unless otherwise agreed in writing by the Borrowers and the Agent; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) five (5) Business Days'
     prior written notice of such assignment, together with payment instructions, addresses and related information with respect to the
     Assignee, shall have been given to the Borrowers and the Agent by such
     Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in
     the form of Exhibit H ("Assignment and Acceptance"), for acceptance and for recording by the Agent in the Register, together with any Note subject to such assignment; (iii) the assignor Lender or the Assignee has paid to the
     Agent a processing fee in the amount of $4,000, and (iv) the parties to each such assignment shall have agreed to reimburse the Agent for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent) incurred by the Agent in connection with such assignment.

          (b) From and after the date that the Agent notifies the assigning
     Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and
     Acceptance, shall have the rights and obligations of a Lender under the

                                       59

     Transaction Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Transaction
     Documents have been assigned by it pursuant to such Assignment and
     Acceptance, relinquish its rights and be released from its obligations under the Transaction Documents (and, in the case of an Assignment and
     Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to any Interest and other
     Obligations accrued for its account hereunder, not so assigned and not yet paid)).

          (c) Within five (5) Business Days after its receipt of notice by the
     Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrowers shall execute and deliver to the Agent, a new Note evidencing such Assignee's assigned Proportionate
     Share of the related Loans and, if the assignor Lender has retained a portion thereof, a replacement Note in the principal amount of the
     Proportionate Share of the Loans retained by the assignor Lender (such Note to be in exchange for, but not in payment of, the Note held by such
     Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the adjustment of the Proportionate Share of the Loans.

          (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assignor Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loan, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in
     (i) above, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto; (iii) such
     Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.07 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and
     Acceptance; (v) such Assignee will independently and without reliance upon the Administrative Agent, such assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such Assignee appoints and authorizes the
     Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental

                                       60

     thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (e) Any Lender may at any time sell to one or more commercial banks or other Persons not affiliates of a Credit Party (a "Participant")
     participating interests in the Loans and the other interests of that Lender
     (the "Originating Lender") hereunder and under the other Transaction
     Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations,
     (iii) the Credit Parties and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating
     Lender's rights and obligations under this Agreement and the other
     Transaction Documents, (iv) such Participant shall be entitled to the benefit of the provisions contained in Section 2.13 limited, as to each
     Participant, to the amount the selling Lender could claim and (v) no Lender shall transfer or grant any participating interest under which the
     Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Transaction
     Documents other than those that pursuant to the terms of this Agreement require the consent of the affected Lender.

          (f) Each Lender agrees to maintain the confidentiality of all information identified as "confidential" by the Borrowers and provided to it by the Borrowers, or by the Agent on the behalf of the Borrowers, in connection with this Agreement or any other Transaction Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than a Credit Party or one of its affiliates; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the
     Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C)
     when required to do so in accordance with the provisions of any applicable law or requirement of law; and (D) to such Lender's independent auditors and other professional advisors. Notwithstanding the foregoing, each
     Borrower authorizes each Lender to disclose to any Participant or Assignee and to any prospective Participant or Assignee, such financial and other information in such Lender's possession concerning a Borrower or a
     Subsidiary Guarantor which has been delivered to the Agent or the Lenders pursuant to this Agreement or which has been delivered to the Agent or the
     Lenders by a Borrower or the Guarantor in connection with the Lenders'
     credit evaluation of a Borrower and/or the Guarantor prior to entering into this Agreement, provided that such participant or assignee (or prospective participant or assignee) agrees in writing to be bound by a confidentiality agreement similar to the provisions of this Section 10.11(e).

          (g) Notwithstanding any other provision contained in this Agreement or any other Transaction Document to the contrary, any Lender may assign all or any portion of its Proportionate Share of the Notes held by it to any
     Federal Reserve Bank or the United

                                       61

     States Treasury as collateral security pursuant to Regulation A of the
     Board of Governors of the Federal Reserve System and any Operating Circular
     issued by such Federal Reserve Bank, provided that each such assignment shall be made in accordance with applicable law and no such assignment shall release a Lender from any of its obligations hereunder.

     SECTION 10.12 Other Matters Pertaining to the Agent.

          (a) The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the
     Lenders. Nothing contained in this Credit Agreement nor the other
     Transaction Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

          (b) As an independent contractor empowered by the responsibilities hereunder and under the Transaction Documents, the Agent is nevertheless a
     "representative" of the Lenders, as that term is defined in Article 1 of the UCC, for purposes of actions for the benefit of the Lenders and with respect to all collateral security and guaranties contemplated by the
     Transaction Documents. Such actions include the designation of the Agent as
     "secured party," "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent.

          (c) If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          (d) Any and all rights granted to the Agent under this Agreement or any other Transaction Document are to be held and exercised by the Agent as administrative agent for the benefit of the Lenders pursuant to the provisions of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.01 Notices.

          (a) All notices, requests, approvals and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by a Borrower or the Guarantor by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number set forth in clause (d) hereof, and (ii) shall be followed promptly by a hard copy original thereof) and faxed, sent for overnight (next day)
     delivery or delivered, to the address or facsimile number specified for notices in Schedule 11.01 or, as directed to the Borrowers, the Guarantor or the Agent, to such other address as shall be

                                       62

     designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers, the Guarantor and the
     Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine and confirmed by telephone, respectively, or if delivered, upon delivery, except that notices delivered to the Agent pursuant to Articles II, V, VI and IX shall not be effective until actually received by the Agent.

          (c) Each of the Guarantor and each Borrower acknowledge and agree that any agreement of the Agent and the Lenders to receive certain notices by telephone and facsimile is solely for the convenience and at the request of such Person. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by such
     Borrower or the Guarantor to give such notice and the Agent and the Lenders shall not have any liability to any Borrower or the Guarantor or other
     Person on account of any action taken or not taken by the Agent or the
     Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Guarantor and the Borrowers to repay the Obligations shall not be affected in any way or to any extent by any failure by the
     Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

          (d) All notices hereunder or under any other Transaction Document
     (unless otherwise specified in writing to the Agent and the other parties hereto) shall be sent to the following contact information:

                                       63

----------------------------------------------------------------------------------------
IF TO THE AGENT OR GMAC
CF, AS LENDER, TO:              IF TO A CREDIT PARTY, TO:
----------------------------------------------------------------------------------------

210 Interstate North Parkway,   Address:                     with a copy to:
Suite 315
Atlanta, Georgia  30339 USA     Suite 306                    TBS Shipping Services Inc.
Attention: General Counsel      Commerce Building            612 East Grassy Sprain Road
Telephone: (678) 553-2700       One Chancery Lane            Yonkers, NY 10710 USA
Fax: (678) 553-2707             Hamilton HM 12
                                Bermuda                      Attention: Ferdinand Lepere
                                                             Telephone: (914) 961-1000
                                Mailing Address:             Fax: (914) 961-5121
                                                                   and

                                P.O. Box HM 2522             Cardillo & Corbett
                                Hamilton HMGX                29 Broadway
                                Bermuda                      New York, NY 10006 USA

                                Attention: William J. Carr   Attention: Tulio R. Prieto
                                Telephone: 1441 295 9230     Telephone: (212) 344-0464
                                Fax: 1441 295 4957           Fax: (212) 797-1212

----------------------------------------------------------------------------------------

     SECTION 11.02 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making of the Loans and the execution and delivery of the Notes and shall continue in full force and effect so long as the
Obligations remain outstanding; provided that any indemnity or reimbursement obligations of a Borrower or the Guarantor under this Agreement shall survive any termination of this Agreement.

     SECTION 11.03 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law (except for Section 5-1401 and
Section 5-1402 of the New York General Obligations Law).

     SECTION 11.04 Modification of Agreement.

          (a) No amendment, modification or waiver of any provision of this
     Agreement or any other Transaction Document, and no consent with respect to any departure by the Guarantor or any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Requisite
     Lenders and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by each Lender affected thereby and acknowledged by the Agent, do any of the following:

                                       64

               (i)  increase or extend the Commitment or Proportionate Share of any Lender, decrease the Applicable Margin, change the
                    Aggregate Loan Commitment (other than as provided in Article
                    II) or subject any Lender to any additional obligations;

               (ii) postpone or delay any date fixed for any payment of
                    principal, interest, fees or other amounts due to the
                    Lenders (or any of them) hereunder or under any Transaction
                    Document;

               (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Transaction Document; (iv) amend this
                    Section 11.04;

               (v)  amend Section 2.09 or any other provision with respect to pro rata payments or sharing of recoveries among the
                    Lenders;

and, provided further that no amendment, modification, waiver or consent shall, unless in writing and signed by the Agent in addition to the Requisite Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Transaction Document.

          (b) Reserved.

          (c) Each Credit Party hereby agrees that the Lenders may require the
     Credit Parties to jointly and severally pay a fee in connection with any waiver, amendment, supplement or other modification to this Agreement or any other Transaction Document, which may be granted by the Agent and the
     Lenders in their sole discretion. The Credit Parties agree that the amount of such fee in each instance shall equal 0.05% of the then outstanding principal balance of the Loans.

     SECTION 11.05 Costs and Expenses. The Guarantor and the Borrowers agree, whether or not the transactions contemplated hereby shall be consummated, to:

          (a) pay or reimburse the Agent within five (5) Business Days after demand for all costs, fees and/or expenses incurred by the Agent, including, without limitation, any and all costs, fees and/or expenses in connection with the evaluation, development, preparation, negotiation, delivery, administration, execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this
     Agreement, any other Transaction Document and any other documents prepared in connection herewith (including any commitment letter and related documents preceding this Agreement) or therewith, and the consummation of the transactions contemplated hereby and thereby, including, in the case of any of the foregoing, attorney fees and expenses incurred by the Agent with respect hereto and thereto;

          (b) pay or reimburse the Agent and each Lender within five (5)
     Business Days after demand for all costs, fees and/or expenses incurred by the Agent and/or a Lender in

                                       65

     connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceedings or appellate proceeding) under this Agreement, any other
     Transaction Document, and any such other documents, including attorney fees and expenses incurred by the Agent and/or any Lender; and

          (c) pay or reimburse the Agent within five (5) Business Days after demand for all reasonable audit, environmental inspection and review, search and filing, registration and recording costs, fees and/or expenses, incurred or sustained in connection with the matters referred to under
     Section 11.05(a) and Section 11.05(b).

     SECTION 11.06 Waivers. No waiver of any of the provisions of this Agreement
(a) shall be valid unless evidenced by a writing executed by each party to be bound thereby, (b) shall be deemed or shall constitute a waiver of any other provision of this Agreement or any other provisions hereof (whether or not similar), or (c) shall constitute a continuing waiver unless otherwise expressly provided. No delay on the part of the Agent or any Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right or remedy preclude other or further exercise thereof or the exercise of any other right or remedy. No notice to or demand on any Borrower or the Guarantor in any case shall entitle it to any other or further notice or demand in the same or similar circumstances.

     SECTION 11.07 Indemnification. To the fullest extent permitted by law, each
Credit Party, jointly and severally, agrees to protect, indemnify, defend and hold harmless each Indemnified Party from and against any and all liabilities, losses, obligations, damages, penalties, expenses or costs of any kind or nature and from any suits, judgments, claims or demands (including in respect of or for attorney costs and other fees and other disbursements of counsel for and consultants of any Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Party shall be designated a party thereto) based on any federal, state, local or foreign law or statute, rule or regulation, (including, without limitation, securities, environmental and commercial laws) or which arises under common law or at equitable cause or on contract or otherwise on account of or in connection with any matter or thing or any action or failure to act by the Indemnified
Parties, or any of them, arising out of or relating to the Transaction Documents or any agreement or instrument contemplated by or executed pursuant to or in connection with the Transaction Documents (including, without limitation, any
Environmental Claim), but excluding those arising (x) with respect to an
Indemnified Party, by reason of gross negligence or willful misconduct of such
Indemnified Party or (y) in respect of Taxes (as to which indemnification shall be applicable only as and to the extent set forth in Section 2.13). Upon receiving knowledge of any suit, claim or demand asserted by any Person that an
Indemnified Party believes is covered by this indemnity, such Indemnified Party shall give each Credit Party notice thereof and an opportunity to defend it, at the sole cost and expense of the Borrowers and the Guarantor, with legal counsel satisfactory to such Indemnified Party. Such Indemnified Party may also require each Credit Party to defend the matter. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.07 may be unenforceable because it violates any law or public policy, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of its obligations set forth in this Section 11.07.

                                       66

The obligations of each Credit Party under this Section 11.07 shall survive the payment and performance of the Obligations and the termination of this
Agreement.

     SECTION 11.08 Separability of Provisions; Obligations Several.

          (a) If any provision of this Agreement or any other Transaction
     Document should be deemed invalid under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this
     Agreement or other Transaction Document without affecting the remaining provisions, which shall remain in full force and effect.

          (b) In the event that this Agreement, the Notes, any Transaction
     Document or any of the documents or instruments which may from time to time be delivered hereunder or thereunder or any provision hereof or thereof shall be deemed invalidated by present or future law of any Governmental
     Authority of competent jurisdiction and binding authority, or if any third party shall fail or refuse to recognize any of the powers granted to the
     Agent hereunder when it is sought to exercise them, this shall not affect the validity and/or enforceability of all or any other parts of this
     Agreement, the Notes, any Transaction Document or such documents or instruments and, in any such case, the Credit Parties covenant and agree that, on demand, they will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the
     Agent in its sole discretion may deem to be necessary or advisable to carry out the true intent of this Agreement and of the obligations secured hereby.

     SECTION 11.09 Counterparts. This Agreement and any amendment, waivers, consents or supplements hereto may be executed in several counterparts, any by different parties hereto in different counterparts, each of which when so executed shall constitute an original, but all of which, when taken together, shall constitute but one Agreement.

     SECTION 11.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

     SECTION 11.11 Headings. Section and paragraph headings and the table of contents are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. Sections and paragraphs mentioned by number only are the respective sections and paragraphs of this Agreement. The use of the terms
"herein", "hereunder", "hereof", and like terms shall be deemed to refer to this entire Agreement and not merely to the particular provision in which the term is contained, unless the context clearly indicates otherwise.

     SECTION 11.12 Successors and Assigns. All Persons shall be deemed to include the successors or assigns thereof. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, legal representatives, heirs, successors and assigns; provided, however, that (a) no Credit Party may

                                       67

assign any of its rights or obligations hereunder or under any other Transaction
Document without the prior written consent of the Agent and each Lender and (b)
the Lenders may assign their respective rights and obligations hereunder only in accordance with Section 10.11 hereof.

     SECTION 11.13 Gender and Number. Words importing a particular gender mean and include every other gender and words importing the singular number mean and include the plural number and vice-versa.

     SECTION 11.14 Exhibits. Exhibits to this Agreement are an integral part of this Agreement.

     SECTION 11.15 Notification of Addresses, Lending Offices, Etc. Each Lender
shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     SECTION 11.16 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Guarantor, each
Borrower, the Lenders, the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this
Agreement or any of the other Transaction Documents. Neither the Agent nor any
Lender shall have any obligation to any Person not a party to this Agreement or other Transaction Documents.

     SECTION 11.17 Equitable Relief. The Guarantor and the Borrowers recognize that, in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, the Notes or any of the other
Transaction Documents, any remedy at law may prove to be inadequate relief to the Lenders or the Agent; therefore, each of the Guarantor and each Borrower agrees that the Lenders or the Agent, if the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 11.18 Notice of Claims; Claims Bar. THE GUARANTOR AND EACH BORROWER
HEREBY AGREES THAT IT SHALL GIVE PROMPT NOTICE OF ANY CLAIM OR CAUSE OF ACTION
IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST ANY LENDER OR THE
AGENT, WHICH SUCH CLAIM IS BASED IN LAW OR EQUITY OR ADMIRALTY, ARISING UNDER OR
RELATED TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER TRANSACTION DOCUMENTS
OR TO THE LOANS OR GUARANTOR'S OBLIGATIONS (OR THE COLLATERAL THEREFOR)
CONTEMPLATED HEREBY OR THEREBY OR ANY ACT OR OMISSION TO ACT BY ANY LENDER OR
THE AGENT WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH
PROMPT NOTICE TO THE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT
SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR
ASSERTING SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY
COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

                                       68

     SECTION 11.19 Waiver of Punitive Damages. NOTWITHSTANDING ANYTHING TO THE
CONTRARY CONTAINED IN THIS AGREEMENT, THE GUARANTOR AND EACH BORROWER HEREBY
AGREE THAT IT SHALL NOT SEEK FROM ANY OTHER PARTY HERETO, UNDER ANY THEORY OF
LIABILITY, INCLUDING, WITHOUT LIMITATION, ANY THEORY IN TORTS, ANY SPECIAL,
INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

     SECTION 11.20 Consent to Jurisdiction. Any legal suit, action or proceeding against a Credit Party arising out of or relating to this Agreement or any other
Transaction Document, or any transaction contemplated hereby or thereby, may be instituted in any federal or state court of competent jurisdiction in New York,
New York and each Credit Party hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each Credit Party hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or forum non conveniens. Each Credit Party hereby irrevocably appoints and designates Cardillo & Corbett, having an address at 29 Broadway, New York, New
York 10006, as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and each Credit
Party agrees that service of process upon such party shall constitute personal service of such process such Credit Party. Each Credit Party shall maintain the designation and appointment of such authorized agent until all Obligations shall have been paid in full. If such agent shall cease to so act, the Credit Parties shall immediately designate and appoint another such agent satisfactory to the
Agent and shall promptly deliver to the Agent evidence in writing of such other agent's acceptance of such appointment.

     SECTION 11.21 Waiver of Jury Trial. THE GUARANTOR, EACH BORROWER, EACH
LENDER AND THE AGENT HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY
TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY
DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER TRANSACTION
DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE
OF SUCH RIGHTS AND OBLIGATIONS.

     SECTION 11.22 Currency Indemnity. All payments to be made by a Borrower or the Guarantor hereunder shall be made in United States Dollars. To the extent that any payment or payments made to or for the account of the Agent or any
Lender in a currency other than the currency in which such payment is required to be made hereunder or under any other Transaction Document (the "Required
Currency") for any reason (pursuant to a judgment or order of a court or tribunal of any jurisdiction) shall only constitute a discharge to such Borrower or the Guarantor to the extent of the amount of the Required Currency which the
Agent or such Lender is, acting in good faith and exercising reasonable and customary diligence, able to purchase in New York, New York with the amount or amounts so received on the date or dates of receipt by the Agent or such Lender of such payment or payments (or if such date is not a Business Day on the next succeeding Business Day). If the amount of the Required Currency which the Agent or such Lender is so able to purchase falls short of the amount of the Required
Currency due to the Agent or such Lender, the Credit Parties, jointly and severally, shall indemnify and hold the Agent or such Lender harmless (on an after tax basis) from and against any loss or damage arising as a result. This indemnity shall constitute a separate and independent obligation from

                                       69

the other obligations contained in this Agreement, shall give rise to an independent cause or causes of action, shall apply irrespective of any indulgence granted by the Agent or such Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of the amount due hereunder or under any such judgment or order. The obligations of each Credit Party under this Section 11.22 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     SECTION 11.23 Release of Lien. In the event that the Guarantor or a
Borrower sells, leases, transfers, assigns or otherwise disposes of a Vessel in accordance with Section 7.03, the Agent shall execute and file such instruments and take such actions, at the expense of the Credit Parties, jointly and severally, as may be reasonably requested to release such Vessel and the related collateral from the Lien securing the Obligations.

     SECTION 11.24 Patriot Act. Each Lender hereby notifies the Guarantor and each Borrower that pursuant to the requirements of the USA Patriot Act (Title
III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the "USA Patriot
Act"), it is required to obtain, verify and record information that identifies each Borrower and the Guarantor, which information includes the name and address of each Borrower and the Guarantor and other information that will allow such
Lender to identify each Borrower and the Guarantor in accordance with the USA
Patriot Act.

     SECTION 11.25 Time of the Essence. TIME SHALL BE OF THE ESSENCE FOR THE
CLOSING OF THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION DOCUMENTS AND THE
FUNDING OF THE INITIAL LOANS. THE CLOSING OF THIS AGREEMENT AND THE OTHER
TRANSACTION DOCUMENTS AND THE FUNDING OF THE INITIAL LOANS SHALL OCCUR NO LATER
THAN JUNE 30, 2004.

     SECTION 11.26 Obligations Joint and Several. Each Borrower hereby agrees that it is jointly and severally liable for the Obligations hereunder and under each of the other Transaction Documents. Each Borrower accepts joint and several liability for all Obligations hereunder in consideration of the financial accommodation to be provided by the Lenders to the Borrowers under this
Agreement, and in turn, each Borrower to the other Borrowers, for the mutual benefit, directly and indirectly, of each other Borrower and in consideration of the undertakings by the other Borrowers to accept joint and several liability for the Obligations.

     Each Borrower hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other
Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of the Borrowers without preferences or distinction among them.

     If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the
Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such
Obligations.

                                       70

     The obligations of each Borrower under the provisions of this Section 11.26 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other Transaction Document against another Borrower or any other circumstances whatsoever that under applicable law might constitute a defense to the joint and several Obligations of such other Borrowers.

     Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all
Obligations incurred hereunder or under any other Transaction Document, notice of the occurrence of any Default or Event of Default, or of any demand for any payment hereunder or any other Transaction Document, notice of any action at any time taken or omitted by the Agent or any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with the Obligations, this Agreement or any other Transaction Document. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any
Lender at any time or times in respect of any default by any Borrower or the
Guarantor in the performance or satisfaction of any term, covenant, condition or provision hereunder or under this Agreement or any other Transaction Document, any and all other indulgences whatsoever by the Agent or any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the
Obligations or the addition, substitution or release, in whole or in part, of any Borrower or the Guarantor. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Agent or any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 11.26, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.26, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower shall not be discharged. The Obligations of each Borrower shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to the Guarantor or any other Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any
Borrower, the Guarantor or any Lender.

     The provisions of this Section 11.26 are made for the benefit of the Agent and each Lender and their successors and assigns, and may be enforced by such party from time to time against any of the Borrowers or the Guarantor as often as occasion therefor may arise and without requirement on the part of the Agent or any Lender first to marshal any of its claims or to exercise any of its rights against one or more Borrowers or the Guarantor or to exhaust any remedies available to it against one or more Borrowers or the Guarantor or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 11.26 shall remain in effect until all the Obligations shall have been paid in full and otherwise fully satisfied. If at any time, any payment, or any part thereof,

                                       71

made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers or the Guarantor, or otherwise, the provisions of this Section 11.26 will forthwith be reinstated in effect, as though such payment had not been made.

                            [signature page follows]

                                       72

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                                    GMAC COMMERCIAL FINANCE LLC,
                                                    as Agent and Lender

                                                    By: /s/ Amina Kirtman
                                                        ------------------------
                                                        Name:  Amina Kirtman
                                                        Title: Vice President

                                Credit Agreement

                                                 TBS INTERNATIONAL LIMITED,
                                                 the Guarantor

                                                 By: /s/ Ferdinand V. Lepere
                                                     ---------------------------
                                                     Name:  Ferdinand V. Lepere
                                                     Title: Attorney-in-Fact

                                                 HENLEY MARITIME CORP.,
                                                 as a Borrower

                                                 By: /s/ Ferdinand V. Lepere
                                                     ---------------------------
                                                     Name:  Ferdinand V. Lepere
                                                     Title: Attorney-in-Fact

                                                 VERNON MARITIME CORP.,
                                                 as a Borrower

                                                 By: /s/ Ferdinand V. Lepere
                                                     ---------------------------
                                                     Name:  Ferdinand V. Lepere
                                                     Title: Attorney-in-Fact

                                                 ARDEN MARITIME CORP.,
                                                 as a Borrower

                                                 By: /s/ Ferdinand V. Lepere
                                                     ---------------------------
                                                     Name:  Ferdinand V. Lepere
                                                     Title: Attorney-in-Fact

                                Credit Agreement

                                   APPENDIX A
                                  (DEFINITIONS)

     "Additional Loan" means the provision of capital made by a Lender pursuant to Section 2.02 of the Agreement.

     "Additional Loan Commitment" means, for each Lender, the amount set for the opposite such lender's name in Schedule I to the Credit Agreement directly below the column entitled "Additional Loan Commitment", as same may be increased from time to time pursuant to Section 2.02 of the Agreement and reduced from time to time pursuant to Sections 2.06 and/or 2.07 of the Agreement or adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 10.11(a) of the Agreement.

     "Additional Loan Note" shall have the meaning provided in Section 2.02(d)
of the Agreement.

     "Additional Loan Reduction Date" means each of the dates determined pursuant to Section 2.06(b) of the Agreement.

     "Additional Unfunded Amount" has the meaning set forth in Section 2.02(e)
of the Agreement.

     "Adjusted LIBOR" means, for each Interest Period in respect of a LIBOR
Loan, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) determined pursuant to the following formula:

                Adjusted LIBOR =               LIBOR
                                 --------------------------------
                                    1.00 - Reservice Percentage

     The Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

     "Affiliate" means, with respect to any Person, any other Person (i)
directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person, or (ii) that directly or indirectly owns more than five percent (5%) of the voting securities of such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms
"controlling," "controlled by" and "under common control with" have correlative meanings.

     "Agent" has the meaning set forth in the initial paragraph of the
Agreement.

     "Agent-Related Persons" means the Agent and any successor Agent appointed pursuant to Section 10.09 of the Agreement, together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Person and their respective Affiliates.

     "Aggregate Loan Commitment" means the aggregate of the Initial Loan
Commitments and the Additional Loan Commitments for the Lenders, which on the
Closing Date shall equal Fifteen Million Dollars ($15,000,000.00), subject to adjustment as set forth in Sections 2.02, 2.06 and 2.07 of the Agreement.

     "Agreement" means the Credit Agreement, dated as of June 1, 2004, among the
Borrowers, the Guarantor, the Lenders and the Agent, as amended, supplemented or otherwise modified from time to time.

     "Applicable Margin" means, with respect to each Loan, the margin set forth below:

-------------------------------------------
    LIBOR MARGIN         BASE RATE MARGIN
-------------------------------------------
INITIAL   ADDITIONAL   INITIAL   ADDITIONAL
 LOANS       LOANS      LOANS       LOANS
-------------------------------------------
 3.70%       TBD*       3.80%       TBD*
-------------------------------------------

*The Applicable Margin for any Additional Loans shall be determined in accordance with Section 2.02 of the Agreement.

     "Appraiser" means any of Fearnleys A.S., R.S. Platou Shipbrokers A.S.,
Bassoe Offshore A.S., H. Clarkson Ltd., Simpson Spence Young Ltd., Mallory Jones
Lynch & Flynn, Inc., Compass Maritime Services LLC, Lorentzen Stemoco
Shipbrokers A.S., Braemar Shipbrokers Ltd., Barry Rogliano Salles, Poten &
Partners, Inc., Jaques Pierot & Sons, DuFour Laskay & Strouse, Inc. and Nobel
Denton Marine, together with any other Person not affiliated with the Borrower and acceptable to the Agent engaged in the business of appraising vessels.

     "Approved Jurisdiction" means the Republic of Panama and The Philippines, or such other jurisdiction as may be acceptable to the Requisite Lenders.

     "Asset Coverage Ratio" means, at any time, the ratio of (x) the aggregate outstanding principal amount of the Loans to (y) the aggregate Fair Market Value of the Vessels at such time.

     "Assignee" shall have the meaning provided in Section 10.11 (a) of the
Agreement.

     "Assignment and Acceptance" shall have the meaning provided in Section
10.11 (a) of the Agreement.

     "Assignment of Charter" means, with respect to a Vessel, the assignment between a Borrower and the Agent (on behalf of the Lenders), as amended, supplemented, restated, renewed and otherwise modified from time to time, together with any documents contemplated thereby or executed pursuant thereto, whereby such Borrower assigns to the Agent (on behalf of the Lenders) all of its right, title and interest in, to and under each Charter to such Vessel.

     "Assignment of Earnings and Insurances" means, with respect to a Vessel, one or more assignments between a Liner, manager, bareboat charterer, Borrower,
Guarantor or any other Person that has a leasehold interest or ownership interest in a Vessel or control over the Earnings or Insurances with respect to such Vessel and the Agent, on behalf of the Lenders, as the same

                                        2

from time to time may be amended, restated, supplemented, renewed or otherwise modified, in each case in accordance with the terms thereof, pursuant to which such Person assigns to the Agent, on behalf of the Lenders, all of its right, title and interest in, to and under the Earnings and Insurances with respect to such Vessel.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Bankruptcy Code" means Title 11 of the United States Code entitled
"Bankruptcy", as amended and in effect from time to time.

     "Base Rate" means as of the second Business Day immediately preceding a
Drawdown Date for a Base Rate Loan, a rate per annum equal to the Five-Year US
Treasury Note Yield in effect on such day.

     "Base Rate Loan" means any Loan designated as such by a Borrower in the related Drawdown Request at the time of the incurrence thereof, conversion or continuation thereto, which Loan shall bear interest based on the Base Rate.

     "Borrower" means any of, and "Borrowers" means all of, Henley Maritime
Corp., Vernon Maritime Corp. and Arden Maritime Corp., and each other Person that may become a "Borrower" under the Agreement pursuant to a supplement thereto (in form and substance satisfactory to the Agent and the Lenders).

     "Business Day" means any day which is not a Saturday, Sunday or legal holiday or any other day on which the New York Stock Exchange, the Federal
Reserve Bank of New York or banking institutions in New York, New York USA or
Atlanta, Georgia USA are authorized or required by law, regulation or executive order to close.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with
GAAP.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as same may be amended from time to time.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the Closing Date or a Drawdown Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or a Drawdown Date or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date or a Drawdown
Date.

                                        3

     "Charter" means each leasing or hiring of a Vessel, including, without limitation, each bareboat charter and time charter.

     "Closing Date" means June 30, 2004.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of the
Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" means the Vessels, the Earnings on the Vessels, the Charters,
the Guarantees, the Insurances on the Vessels, the Mortgages, any Hedging
Agreements, the Pledged Collateral from time to time subject to the Pledge
Agreement and any other property in which a security interest is created in favor of the Agent for the benefit of the Lenders to secure the payment and performance of the Obligations of the Borrowers and the Guarantor under the
Credit Agreement or the other Transaction Documents, including, without limitation, all rights, powers, and options (but none of the obligations) of the
Borrowers with respect thereto (including, without limitation, the immediate and continuing right to claim for, collect, receive, and give receipts for any income and proceeds in respect of any of the related Collateral and all other moneys payable in respect thereof), to give and receive notices and other communications, to make waivers, amendments or other agreements, to exercise all rights and options, to bring judicial proceedings in the name of a Borrower or otherwise and generally to do and receive anything that a Borrower is or may be entitled to do or receive.

     "Commitment" means either of and "Commitments" means the Initial Loan
Commitment and the Additional Loan Commitment.

     "Compulsory Acquisition" means, with respect to a Vessel, the requisition for title or other compulsory acquisition of such Vessel (including, without limitation, title to or use of such Vessel, but not including requisition for hire), condemnation, capture, seizure, detention or confiscation of such Vessel by any Governmental Authority or by Persons acting or purporting to act on behalf of any Governmental Authority.

     "Consolidated Funded Debt" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of
Indebtedness of such Person and its Subsidiaries, plus (ii) the total amount of
Indebtedness of any other Person, to the extent that such Indebtedness has been
Guaranteed by such Person or one or more of its Subsidiaries, plus (iii) the aggregate value of all Disqualified Shares of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the sum of:

          (A)  the total interest expense of the Borrowers and the Guarantor plus, to the extent not otherwise included in such interest expense (without duplication), and to the extent incurred by the
               Borrowers or the Guarantor:

               (1)  interest expense attributable to Capital Lease Obligations, the interest expense attributable to leases constituting
                    part of a sale and

                                        4

                    leaseback transaction and the interest portion of rent
                    expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such
                    lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

               (2)  amortization of debt discount but not debt issuance costs;

               (3)  non-cash interest expense;

               (4)  amortization of commissions, discounts and other fees and charges owed with respect to letters of credit and bankers'
                    acceptance financing;

               (5)  interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) a Borrower or the Guarantor;

               (6)  net costs associated with Hedging Obligations (excluding amortization of fees paid at the time of entering into such
                    Hedging Obligations); plus

          (B)  all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Shares of a Person or any of its
               Subsidiaries payable to a Person other than a Borrower or the
               Guarantor; plus

          (C)  cash contributions to any employee stock ownership plan or other trust for the benefit of employees to the extent such
               contributions are used by such plan or trust to pay interest or fees to any Person (other than a Borrower and/or the Guarantor)
               in connection with Indebtedness incurred by such plan or trust to purchase share capital of a Borrower or the Guarantor.

     "Consolidated Net Income" means, for any period for any Person, the net income (loss) of such Person and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in determining such Consolidated Net Income:

          (A)  any net income (or loss) of any Subsidiary if at the date of determination the making of distributions or the payment of dividends by such Subsidiary are not permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or other organizational document or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation
               applicable to that Subsidiary or its stockholders except:

               (i)  the Guarantor's equity in the net income of any such
                    Subsidiary for such period shall be included in such
                    Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary

                                        5

                    during such period to the Guarantor or a Subsidiary thereof as a dividend or other distribution (subject, in the case of a dividend to a Subsidiary, to the limitation contained in this clause); and

               (ii) the Guarantor's equity in a net loss of any such Subsidiary for such period shall be included in determining such
                    Consolidated Net Income;

          (B)  any gain or loss, together with any related provision for taxes on such gain or loss, realized upon (i) a sale or other
               disposition of any assets of the Guarantor, its consolidated
               Subsidiaries or any other Person (including pursuant to any sale and leaseback transaction) which is not sold or otherwise
               disposed of in the ordinary course of business, (ii) the sale or other disposition of any securities of any Person not sold or otherwise disposed of in the ordinary course of business or (iii)
               the extinguishment of any Indebtedness of any Person;

          (C)  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Counterparty" means any Lender or any Affiliate of a Lender who enters into a Hedging Agreement with a Borrower.

     "Credit Party" means either of and "Credit Parties" means each Borrower,
Westbrook and the Guarantor.

     "Default" shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "Defaulting Lender" means any Lender that shall have failed to honor its
Commitment as described in Section 2.01 or Section 2.02 of the Agreement.

     "Disqualified Shares" means any Share Capital that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Share Capital), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Share Capital, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States (expressed in dollars).

     "Drawdown Date" means each Business Day designated by a Borrower in a
Drawdown Request, as the day on which a Loan, subject to the terms and conditions of the Agreement, is requested to be made by the Lenders to such
Borrower.

     "Drawdown Request" means, with respect to any borrowing, conversion or continuation of a Loan, a written request, substantially in the form of Exhibit
C to the Credit Agreement

                                        6

executed by an Executive Officer of a Borrower wherein such Borrower indicates, among other things, (a) whether the Loan is an Initial Loan or an Additional
Loan, (b) the proposed Drawdown Date, (c) the amount of such Loan, (d) the initial Interest Period for such Loan, (e) whether such Loan is a Base Rate Loan or a LIBOR Loan, and (f) the disbursement instructions therefor.

     "Earnings" means and includes all present and future moneys and claims which are earned by or become payable to or for the account of a Borrower or the
Guarantor in connection with the operation or ownership of a Vessel, including, but not limited to, freights, passage and hire moneys, remuneration for salvage and towage services, demurrage and detention moneys, all present and future moneys and claims payable to a Borrower or the Guarantor in respect of any breach or variation of any charterparty or contract of affreightment in respect of a Vessel, and all moneys and claims payable to a Borrower or the Guarantor in respect of the requisition for hire of a Vessel.

     "EBITDA" means, with respect to one or more Borrowers and/or the Guarantor for any period, as reported in the financial statements most recently delivered to the Agent, the Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net
Income:

          (A)  all Federal, state and local and all foreign income tax expense;

          (B)  Consolidated Interest Expense;

          (C)  depreciation expense and amortization expense; and

          (D)  the sum of any non-cash costs, charges or expenses attributable to the accrual of or reserve for cash charges in any future period for pension liabilities of a Borrower and/or the
               Guarantor.

Notwithstanding the foregoing, amounts relating to a Borrower shall be added to
Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (or loss) of such Borrower was included in calculating Consolidated Net Income.

     "Eligible Lender" means and include a commercial bank, financial institution or other institutional "accredited investor" (as defined in
Regulation D of the Securities Act).

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any
third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous
Materials.

                                        7

     "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the
Guarantor or any of its Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA;
RCRA; the Federal Water Pollution Control Act, 33 USC. Section 1251 et seq.; the
Toxic Substances Control Act, 15 USC. Section 2601 et seq.; the Clean Air Act,
42 USC. Section 7401 et seq.; the Safe Drinking Water Act, 42 USC. Section 3803
et seq.; the Oil Pollution Act of 1990, 33 USC. Section 2701 et seq.; the
Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section
11001 et seq.; the Hazardous Material Transportation Act, 49 USC. Section 1801
et seq.; and the Occupational Safety and Health Act, 29 USC. Section 651 et seq.
(to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "Equity Interests" means Share Capital and all warrants, options or other rights to acquire Share Capital.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Agreement, and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA)
which together with the Guarantor or a Subsidiary of the Guarantor would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Guarantor or a Subsidiary of the Guarantor being or having been a general partner of such person.

     "Event of Default" means any of the events described in Article IX of the
Agreement or in a Note.

     "Excluded Taxes" any tax imposed on or measured by the net income or profits of a Lender, or any franchise tax based on the net income or net profits of a Lender, in either case pursuant to the laws of (a) the United States, (b)
any jurisdiction (or political subdivision thereof) of which the Agent or any other Lender, as the case may be, is a citizen or is resident or in which such
Lender has a permanent establishment (or is otherwise engaged in the active conduct of its banking business through an office or a branch) which is such
Lender's applicable Lending Office, (c) the jurisdiction (or any political subdivision thereof) in which the Agent or any other Lender is organized, and
(d) any jurisdiction (or political subdivision thereof) in which the Agent or any other Lender is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction.

     "Executive Officer" means, with respect to a Person, any officer having the authority to bind such Person pursuant to the terms of the constitutive documents of such Person.

                                        8

     "Existing Charter" means, with respect to the Tayrona Princess, the charter, dated March 15, 2002, between Arden Maritime Corp., as charterer, and
Grincor Shipping Services (Pty) Ltd. ("Grincor"), as owner, and, with respect to the Mohegan Princess, the charter, dated March 15, 2002, between Vernon Maritime
Corp., as charterer, and Grincor, as owner, each as amended by Addendum No. 1 and Addendum No. 2, each dated July 12, 2002, among Grincor, as previous owner,
Arden and Vernon, as charterers, and Cape Shipping Limited, as new owners.

     "Facility" means the Fifteen Million Dollar ($15,000,000) secured credit facility created pursuant to the Agreement consisting of the Initial Loans and together with the maximum principal amount that may be advanced as Additional
Loans.

     "Fair Market Value" means, with respect to a Vessel, the fair market sale value (with no value given to pooling arrangements) as of a specified date of such Vessel, determined on a standalone basis free and clear of any Liens, that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by an Appraiser selected by the Agent at the expense of the Guarantor; provided, however, that the Guarantor shall have the option to select an additional Appraiser to make such determination and, in such case, the "Fair Market Value" shall be the average of the fair market sale value determined by the Agent's Appraiser and the fair market sale value determined by the Guarantor's Appraiser.

     "Federal Funds Effective Rate" means, for any day, the weighted average
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business
Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve
System or any successor thereto.

     "Filipino Bareboat Charter" means any one or more of or all of (as the context may require) of (x) the Standard Bareboat Charter, dated April 12, 2004, between Henley and Viking, (y) the Standard Bareboat Charter, dated June 2,
2004, between Vernon and Overseas Bulk and/or (z) the Standard Bareboat Charter,
dated June 2, 2004, between Arden and Overseas Bulk, in each case as amended, supplemented, restated, renewed and otherwise modified from time to time.

     "Five-Year US Treasury Note Yield" means the "5-Year US Treasury Note"
yield quoted by the Wall Street Journal at the opening of business in Atlanta,
Georgia USA as of the relevant date of determination.

     "Fixed Charge Coverage Ratio" means as of any date of determination the ratio of (x) EBITDA to (y) Interest Expense plus Current Portion of Long-Term
Debt (including, without limitation, any Capital Lease Obligations) appearing on the consolidated financial statements of the Guarantor prepared in accordance with GAAP.

                                        9

     "Fixed Interest Rate" means a rate per annum equal to the Base Rate for the relevant Interest Period plus the Applicable Margin (computed on the basis of a year of 365 days for the actual number of days--including the first day but excluding the last day--occurring in the period for which such interest is payable).

     "Floating Interest Rate" means a rate per annum equal to the Adjusted LIBOR for the relevant Interest Period plus the Applicable Margin (computed on the basis of a year of 360 days for the actual number of days--including the first day but excluding the last day--occurring in the period for which such interest is payable).

     "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Guarantor or any one or more of its
Subsidiaries primarily for the benefit of employees of the Guarantor or such
Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States consistently applied, except as disclosed in the financial statements of the Guarantor.

     "GMAC CF" has the meaning set forth in the initial paragraph of the
Agreement.

     "Governmental Authority" means any public body, government, parliament, legislature, regulatory authority, agency, commission, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown)
having or purporting to have jurisdiction over, including, without limitation, any country in which any Credit Party is organized, continued, amalgamated, merged or otherwise created or established or in which any Credit Party carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such state, province or territory of such country.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantee Obligation" shall have the meaning provided in Section 8.01(a)
of the Agreement.

     "Guarantor" means TBS International Limited, together with its successors and assigns.

     "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous

                                       10

materials," "extremely hazardous substances," "restricted hazardous waste,"
"toxic substances," "toxic pollutants," "contaminants," "dangerous goods," or
"pollutants," or words of similar import, under any applicable Environmental
Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under
Environmental Laws.

     "Hedging Agreement" means any agreement entered into by and between one or more Borrowers and the Agent or any Lender or any Affiliate of the Agent or the
Lender pursuant to which such Borrower(s) have the ability to reduce exposure to currency or interest rate risks, as any such Hedging Agreement from time to time may be amended, restated, supplemented, renewed or otherwise modified.

     "Hedging Obligations" means, with respect to any specified Person, the net amount of the obligations of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, foreign currency exchange agreements, commodity price protection agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, foreign currency exchange rates and commodity prices.

     "Indebtedness" means, with respect to a Person, any obligation of such
Person, whether or not contingent:

          (A)  in respect of borrowed money;

          (B)  evidenced by bonds, notes, debentures, promissory notes, loan agreements or similar instruments, letters of credit or
               reimbursement agreements in respect of letters of credit (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is
               reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (C)  in respect of bankers' acceptances;

          (D)  representing Capital Lease Obligations;

          (E)  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

          (F)  representing any Hedging Obligations; or

          (G)  representing the maximum fixed repurchase price of Disqualified
               Shares;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term
"Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is

                                       11

assumed by the specified Person) and, to the extent not otherwise included, the
Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

          (A)  in the case of any Indebtedness issued with original issue discount, the accreted value of the Indebtedness; and

          (B)  in the case of any other Indebtedness, the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due.

     "Indemnified Liabilities" shall have the meaning provided in Section 3.06 of the Agreement.

     "Indemnified Party" means each of and "Indemnified Parties" means collectively the Agent and each Lender and each of their respective Affiliates, directors, officers, employees and agents and any Person who controls any of them within the meaning of the federal, state and foreign securities laws.

     "Indemnified Taxes" means any Taxes (including, without limitation, income taxes withheld at source) other than Excluded Taxes.

     "Initial Loan Commitment" means, for each Lender, the amount set for the opposite such Lender's name in Schedule I to the Credit Agreement directly below the column entitled "Initial Loan Commitment", as same may be reduced from time to time pursuant to Sections 2.06 and/or 2.07 of the Agreement or adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 10.11(a) of the Agreement.

     "Initial Loan Note" shall have the meaning provided in Section 2.01(e) of the Agreement.

     "Initial Loan Reduction Date" means each of the dates determined pursuant to the table set forth in Section 2.06(a) of the Agreement.

     "Initial Loans" means the provision of capital made by a Lender pursuant to
Section 2.01 of the Agreement.

     "Initial Unfunded Amount" shall have the meaning set forth in Section
2.01(f) of the Agreement.

     "Insurances" includes all policies and contracts of insurance whatsoever
(which expression includes all entries of a Vessel in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of a Vessel and their Earnings or otherwise in connection with a
Vessel.

     "Insured Value" means, with respect to a Vessel, the greater of (x) the full commercial value of such Vessel and (y) 110% of the Fair Market Value of such Vessel, in each case, as

                                       12

measured at the time of each renewal, or such greater sums as such Shipowner may desire and are enforceable.

     "Interest Expense" means, with respect to the Guarantor for any period, the
Consolidated Interest Expense for each of the Guarantor's most recently ended four fiscal quarters, as reported in the financial statements most recently delivered to the Agent.

     "Interest Period" means, with respect to any Loan, each calendar month, commencing on the Drawdown Date, with respect to the first Interest Period for such Loan, and ending on the last day of the calendar month in which such Loan was made, and with respect to all other Interest Periods, each subsequent calendar month.

     "Interest Rate" means either or both (as the context may require) a
Floating Interest Rate and/or a Fixed Interest Rate.

     "Investment" means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of capital stock (or other equity interest),
Indebtedness or other similar instruments.

     "ISM Code" shall have the meaning provided in Section 6.20(b) of the
Agreement.

     "Lender" and "Lenders" have the meanings set, forth in the initial paragraph of the Agreement.

     "Lending Office" means, with respect to any Lender, the office or offices of the Lender specified opposite its name on the applicable signature page to the Loan Agreement, or such other office or offices of the Lender as it may from time to time notify the Guarantor and the Agent.

     "Liner" means one or more of the following (as the context may require):
TBS North America Liner, Ltd., TBS Pacific Liner, Ltd., TBS Latin America Liner,
Ltd., TBS Eurolines, Ltd., TBS Middle East Carriers, Ltd. and TBS Ocean
Carriers, Ltd.

     "LIBOR" means, with respect to an Interest Period and any Loan to be made, continued as or converted into a LIBOR Loan, the rate for a period of time comparable to the numbers of days in such Interest Period which appears on the
Telerate Page 3750 (or such other page as may replace the page on that service for the purpose of displaying London inter-bank market rates) at or about 11:00
a.m., London time, on the date that is two London Banking Days preceding the date of calculation. If, at any time of determination, two such offered rates appear on the Telerate Page 3750, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest .0001 percentage point). If, at any time of determination, the Telerate Page 3750 or any replacement page is not available, LIBOR will be calculated as the average (rounded upward, if necessary to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in United States dollars are offered to each of three reference banks of internationally recognized standing selected by the Agent in the London interbank market for Dollar deposits of amounts comparable to the principal amount of the LIBOR Loan to which such LIBOR rate is to be

                                       13

applicable with maturities comparable to the Interest Period for which such
LIBOR rate will apply at approximately 11:00 a.m., London time, on the date that is two London (US$) Banking Days preceding the date of calculation. The determination of LIBOR by the Agent shall be conclusive in the absence of manifest error.

     "LIBOR Loan" means a Loan that bears interest based on Adjusted LIBOR.

     "Lien" means mean any mortgage, pledge, hypothecation, assignment, charter, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever
(including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other applicable personal property security legislation in any jurisdiction or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" means either of, and "Loans" means both of the Initial Loans and the
Additional Loans.

     "London Banking Day" means any day on which dealings in deposits in United
States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States dollar deposits) in London and New York.

     "Make-Whole Amount" means, with respect to the Initial Loans, a prepayment premium equal to (i) three percent (3.0%) of the principal amount prepaid if prepaid during the period from the initial Drawdown Date to the first anniversary of the initial Drawdown Date, (ii) two percent (2.0%) of the principal amount prepaid if prepaid during the period from the first anniversary of the initial Drawdown Date to the second anniversary of the initial Drawdown
Date, or (iii) one percent (1.0%) of the principal amount prepaid if prepaid during the period from the second anniversary of the initial Drawdown Date to the date that is third anniversary of the initial Drawdown Date; provided that, for the avoidance of doubt, no optional prepayment premium with respect to the
Initial Loans shall be payable if the principal amount prepaid is prepaid on or after the date that is 36 months after the initial Drawdown Date; provided further that the Borrower, the Lenders and the Agent shall determine the amount of any prepayment premium payable by the Borrower in connection with any
Additional Loans.

     "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

     "Material Adverse Change" means any circumstance or event or any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Transaction Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of any Borrower, Westbrook or the Guarantor, individually or taken together as a whole, (c) materially impairs or could reasonably be expected to materially impair the ability of any Borrower, Westbrook or the Guarantor to perform their respective obligations under the Transaction Documents, or (d) materially impairs or could reasonably be expected to materially

                                       14

impair the ability of the Agent to enforce any of the Transaction Documents or any Lender to enforce its Note.

     "Maturity Date" means, with respect to the Initial Loans, the fifth (5th)
anniversary of the Closing Date or if such date is not a Business Day, the
Business Day immediately preceding such date and, with respect to any Additional
Loans, the date specified in the schedule delivered pursuant to Section 2.02(a)
of the Agreement.

     "Memorandum of Three Party Agreement" means any one or more of or all of
(as the context may require) of (x) the Memorandum of Three Party Agreement, dated April 12, 2004, among PacRim, Henley and Viking, (y) the Memorandum of
Three Party Agreement, dated June 2, 2004, among PacRim, Vernon and Overseas
Bulk and/or (z) the Memorandum of Three Party Agreement, dated June 2, 2004, among PacRim, Arden and Overseas Bulk, in each case as amended, supplemented, restated, renewed and otherwise modified from time to time.

     "Minimum Borrowing Amount" means, for Loans, $1,000,000 and integral multiples of $100,000 thereafter.

     "Mohegan" or "Mohegan Princess" means the Vessel described on Schedule I to the First Priority Naval Fleet Mortgage, made on the 29th day of June 2004 and dated the 30th day of June 2004, granted by Arden, Henley and Vernon in favor of the Agent.

     "Mortgage" means, with respect to a Vessel, the first priority naval registered ship mortgage on such Vessel substantially in the form of Exhibit E to the Agreement, granted by the related Borrower to the Agent, on behalf of the
Lenders, as such Mortgage from time to time may be amended, restated, supplemented, renewed or otherwise modified in accordance with the terms of such
Mortgage.

     "Non-Defaulting Lender" means, at any time, each Lender other than any
Defaulting Lender at such time.

     "Note" means either of, and "Notes" means both of, an Initial Loan Note and an Additional Loan Note, as the same from time to time may be amended, restated, supplemented, renewed or otherwise modified.

     "Obligations" means any and all of the obligations of each Borrower and/or the Guarantor, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case arising under the Agreement or under any Note, Hedging Agreement, under any of the Transaction
Documents or under any currency hedging agreement arranged by a Lender or an
Affiliate of a Lender. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement by or against any Borrower or the Guarantor of any action under the Bankruptcy Code), fees, including, without limitation, any and all arrangement fees, loan fees, agent fees and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to any Borrower or the Guarantor under any of the
Transaction Documents.

                                       15

     "Originating Lender" shall have the meaning provided in Section 10.11(d) of the Agreement.

     "Other Taxes" means any and all current or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from any payment made hereunder or under the Notes or from the execution, delivery, registration, enforcement, of or otherwise with respect to, any Transaction
Document.

     "Overdue Rate" means, with respect to a Note, a rate per annum for each day from the date of a default in any payment hereunder until such payment shall be paid in full equal to (a) in the case of any LIBOR Loan, the rate that would be applicable under the Agreement to such LIBOR Loan plus two percent (2.0%) per annum, and (b) in the case of any other overdue amount, the rate that would be applicable under the Agreement to a Base Rate Loan, plus two percent (2.0%) per annum.

     "Overseas Bulk" means Overseas Bulk Transport, Inc., a company organized under the laws of the Philippines, together with its successors and assigns.

     "PacRim" means Pacific Rim Shipping Corp., a company organized under the laws of the Marshall Islands, together with its successors and assigns.

     "Participant" shall have the meaning provided in Section 10.11(d) of the
Agreement. "Payment Date" means the last Business Day of each Interest Period.

     "PBGC" means, the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" means: (a) liens or rights in rem for current crew's wages, for general average or salvage (including contract salvage) or for wages of stevedores employed by the charterer, the operator, agent or master of a Vessel which in each case (i) are unclaimed or (ii) shall not have been due and payable for ten (10) days after termination of a voyage; (b) liens or rights in rem for repairs or incident to current operations of a Vessel (other than those referred to in clause (a) above), but only to the extent in each case that such liens are based on claims not yet delinquent and do not involve any risk of a sale, forfeiture, hindrance to operation or loss of such Vessel; (c) liens covered by valid and collectible policies of insurance held with respect to a
Vessel and meeting the requirements of the related Mortgage; (d) the lien of the
Mortgages and the other Transaction Documents; and (e) any other liens expressly permitted by any of the Transaction Documents.

     "Permitted Pledge Liens" means:

          (A)  Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (B)  Liens resulting from operation of law with respect to any judgments or orders not constituting a Default or not having a
               Material Adverse Change; and

                                       16

          (C)  Liens created by the Pledge Agreement and the other Transaction
               Documents.

     "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means any pension plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Guarantor or a Subsidiary of the Guarantor or an ERISA
Affiliate, and each such plan for the five year period immediately following the latest date on which the Guarantor, a Subsidiary of the Guarantor or an ERISA
Affiliate maintained, contributed or had an obligation to contribute to such plan.

     "Pledge Agreement" means the Pledge Agreement, dated as of June 1, 2004, from Westbrook to the Agent on behalf of the Lenders, as the same may be amended, restated, supplemented, renewed or otherwise modified from time to time in accordance with the terms thereof.

     "Pledged Collateral" has the meaning set forth in the Pledge Agreement.

     "Pledged Interests" means, collectively, (a) the Equity Interests described in Annexes A of the Pledge Agreement and (b) each Equity Interest pledged pursuant to Section 1(b) of the Pledge Agreement from time to time.

     "Preferred Shares" of any Person means any Equity Interests of such Person that have any rights which are preferential to the rights of any other Equity
Interests of such Person with respect to dividends or redemptions or upon liquidation.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Prohibited Jurisdiction" means, any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any
Governmental Authority.

     "Prohibited Person" means, any Person who is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any Governmental Authority.

     "Proportionate Share" means (a) with respect to the Initial Loans and a
Lender, a fraction expressed as a percentage, the numerator of which shall be the amount of such Lender's Initial Loan Commitment and the denominator of which shall be the Aggregate Initial Loan Commitment and (b) with respect to
Additional Loans and a Lender, a fraction expressed as a percentage, the numerator of which shall be the amount of such Lender's Aggregate Loan
Commitment and the denominator of which shall be the Aggregate Loan Commitment or, if the Aggregate Loan Commitment is terminated, a fraction expressed as a percentage the numerator

                                       17

of which is the outstanding principal balance of such Lender's Loans and the denominator of which is the aggregate outstanding principal balance of all
Loans.

     "Real Property" means all of the right, title and interest of any Person in and to land, improvements and fixtures, including leaseholds.

     "Reduction Amount" shall have the meaning set forth in Section 2.06(c) of the Agreement.

     "Reduction Date" means any Initial Loan Reduction Date or Additional Loan
Reduction Date.

     "Register" shall have the meaning provided in Section 2.10(a) of the
Agreement.

     "Regulation D" means Regulation D of the Board of Governors of the Federal
Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

     "Reportable Event" means an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23,
..25, .27, or .28 of Section 4043 of the Pension Benefit Guaranty Corporation
Regulations.

     "Required Currency" shall have the meaning provided in Section 11.22 of the
Agreement.

     "Restricted Payment" shall have the meaning provided in Section 7.07 of the
Agreement.

     "Requisite Lenders" means any combination of Lenders whose combined
Proportionate Share (and voting interest with respect thereto) of all amounts outstanding under the Credit Agreement is greater than 50% of all such amounts outstanding.

     "Reserve Percentage" means with respect to Adjusted LIBOR and an Interest
Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Lender)
under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding having a term comparable to such Interest Period.

     "Responsible Officer" means, with respect to a Credit Party, the Chief
Financial Officer, the Chief Executive Officer (or any person having a similar capacity), any senior vice-president, director of treasury and finance and any other officer designated by the Chief Financial Officer of such Credit Party acceptable to the Agent.

     "Returns" shall have the meaning provided in Section 4.09 of the Agreement.

                                       18

     "SEC" means the Securities and Exchange Commission or any successor thereto.

     "Security Documents" means all contracts, instruments and other documents now or hereafter executed and delivered in connection with the Credit Agreement, pursuant to which liens and security interests are granted to the Agent for the benefit of the Lenders, including without limitation, each Mortgage, each
Assignment of Earnings and Insurances, each Assignment of Charter and each
Pledge Agreement.

     "Share Capital" means:

          (A)  in the case of a corporation or a company, any and all shares, interest, participations, or other equivalent (however designated and whether or not voting) of share capital or corporate stock;

          (B)  in the case of the association or business entity, any and all shares, interests, participations, rights or other equivalents
               (however designated) of share capital or corporate stock:

          (C)  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);
               and

          (D)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or
               distributions of assets of, the issuer of such share capital.

     "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section
101(31) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such
Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "Subsidiary" means any corporation, partnership, limited liability company or other entity, the majority of the voting interests (including interests arising out of securities or other interests convertible, at the option of the holder, into interests of voting stock) of which is owned by a Person either directly or through Subsidiaries.

     "Tayrona" or "Tayrona Princess" means the Vessel described on Schedule I to the First Priority Naval Fleet Mortgage, made on the 290' day of June 2004 and dated the 30th day of June 2004, granted by Arden, Henley and Vernon in favor of the Agent.

                                       19

     "Tax Sharing Agreements" means all tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, fees, assessments or other charges of whatever nature, together with any and all assessments, penalties, fines, additions thereto and interest thereon, in each case, now or hereafter imposed by any governmental jurisdiction or other taxing authority.

     "Technotrade" means Technotrade Limited, a company organized under the laws of Gibraltar, together with its successors and assigns.

     "Total Funded Debt" means, with respect to the Borrower for any period, the average of the Borrower's Consolidated Funded Debt for each of the Borrower's most recently ended four fiscal quarters, as reported in the financial statements most recently delivered to the Agent.

     "Total Funded Debt Ratio" means as of any date of determination the ratio of (x) the Total Funded Debt to (y) the EBITDA.

     "Total Loss" means, with respect to a Vessel, any of (a) an actual or constructive or compromised or arranged total loss of such Vessel (including, without limitation, an insurance settlement on the basis of a total loss, or a constructive or compromised total loss), (b) a Compulsory Acquisition of such
Vessel, (c) a requisition for hire of such Vessel for a period in excess of the earlier of (x) 180 consecutive days and (y) the remaining number of days until the Maturity Date, (d) destruction or damage to such Vessel beyond economic repair or which renders such Vessel permanently unfit for normal use, (e) the theft or disappearance of such Vessel for a period not greater than the earlier of (x) 60 consecutive days or (y) the remaining number of days until the
Maturity Date, or (f) any other event that gives rise to the related charterer's obligation to pay the loss value in respect of such Vessel.

     "Total Loss Proceeds" means all compensation, damages and other payments
(including insurance proceeds other than certain liability insurance proceeds)
received by the Agent, on behalf of the Lenders, from any Person, including any governmental authority, with respect to or in connection with a Total Loss.

     "Transaction Document" when used in the singular and "Transaction
Documents" when used in the plural means any and all of the Agreement, the
Notes, the Assignment of Charter, the Assignments of Earnings and Insurances,
the Hedging Agreements (if any), the Mortgages, Security Documents, and the
Pledge Agreement and each other document or instrument delivered in connection therewith or pursuant thereto, as the same may from time to time be amended, restated, supplemented, renewed or otherwise modified.

     "Tuckahoe" or "Tuckahoe Maiden" means the Vessel described on Schedule I to the First Priority Naval Fleet Mortgage, made on the 29th day of June 2004 and dated the 30th day of June 2004, granted by Arden, Henley and Vernon in favor of the Agent.

     "UCC" means the Uniform Commercial Code as from time to time in effect the
State of New York, or if the Uniform Commercial Code in any other State of the
United States is

                                       20

mandatorily applicable with respect to any particular matter, the Uniform
Commercial Code as from time to time in effect in such other State of the United
States.

     "Unfunded Current Liability" of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of
ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

     "United States" and "US" shall each mean the United States of America.

     "Vessel" has the meaning set forth in the Mortgage.

     "Vessel Cost" means (1) with respect to the Tayrona Princess and the
Mohegan Princess, the appraised value therefor as set forth in an appraisal acceptable in form and substance to the Agent plus any related acquisition costs agreed upon between the Lender and the Borrowers and (2) with respect to the
Tuckahoe, the lesser of (x) the purchase price paid by Henley (as set forth in the bill of sale or other evidence acceptable to the Agent) plus any related acquisition costs agreed upon between the Lender and the Borrowers and (y) the appraised value therefor as set forth in an appraisal acceptable in form and substance to the Agent plus any related acquisition costs agreed upon between the Lender and the Borrowers.

     "Viking" means Viking International Carriers, Inc., a company organized under the laws of the Philippines, together with its successors and assigns.

     "Westbrook" means Westbrook Holdings Ltd., a company organized under the laws of the Marshall Islands.

     "Wholly-Owned Subsidiary" means, as to any Person, (i) any corporation,
100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such
Person and (ii) any limited liability company, partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned
Subsidiaries of such Person has a 100% equity interest at such time.

                                       21

                                    EXHIBIT A

                                INITIAL LOAN NOTE

                                    EXHIBIT B

                          FORM OF ADDITIONAL LOAN NOTE

                                    EXHIBIT C

                            FORM OF DRAWDOWN REQUEST

                                   SCHEDULE 1
                              ADDITIONAL LOAN TERMS

                                    EXHIBIT D

                                 MONTHLY REPORT

                                    EXHIBIT E

                            REGISTERED SHIP MORTGAGE

                                    EXHIBIT F

                                PLEDGE AGREEMENT

                                    EXHIBIT G

                                   [Reserved]

                                    EXHIBIT H

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                                   SCHEDULE I

                                   COMMITMENTS

SCHEDULE 4.06

                                   LITIGATION

SCHEDULE 4.10

                                     ERISA

SCHEDULE 4.11

                           OWNERSHIP/EQUITY INTERESTS

SCHEDULE 4.14

                              ENVIRONMENTAL MATTERS

SCHEDULE 4.18

                                  INDEBTEDNESS

SCHEDULE 4.20

      VESSEL INFORMATION/NONCOMPLIANCE WITH MARITIME RULES AND REGULATIONS

SCHEDULE 4.22

                  CONDITIONS OR RECOMMENDATIONS AFFECTING CLASS

SCHEDULE 4.25

             PRINCIPAL PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE

SCHEDULE 11.01

                         CONTACT INFORMATION FOR NOTICE